Exhibit 99.3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Execution Version

NOVAGOLD RESOURCES INC.

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NEWMONT CANADA FN HOLDINGS ULC

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NEWMONT MINING CORPORATION

SHARE PURCHASE AGREEMENT

DATED July 25, 2018

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

Page

Article 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Actions on Non-Business Days	14
1.3 Currency and Payment Obligations	14
1.4 Calculation of Interest	14
1.5 Calculation of Time	14
1.6 Knowledge	14
1.7 Additional Rules of Interpretation	14
1.8 Schedules	15
Article 2 PURCHASE OF SHARES And New Intercompany Receivable	15
2.1 Purchase and Sale	15
2.2 Amount of Purchase Price	15
2.3 Allocation of Purchase Price.	16
2.4 Closing Adjustments.	16
Article 3 REPRESENTATIONS AND WARRANTIES	16
3.1 Representations and Warranties of the Vendor	16
3.2 Representations and Warranties of the Purchaser	28
3.3 Representations and Warranties of the Guarantor	29
Article 4 CLOSING ARRANGEMENTS	30
4.1 Closing	30
4.2 Vendor’s Closing Deliveries	30
4.3 Purchaser’s Closing Deliveries	31
Article 5 CONDITIONS OF CLOSING	32
5.1 Purchaser’s Conditions	32
5.2 Condition Not Fulfilled	33
5.3 Vendor’s Conditions	33
5.4 Condition Not Fulfilled	33
Article 6 INDEMNIFICATION	34
6.1 Survival	34
6.2 Indemnity by the Vendor	34
6.3 Tax and Pre-Closing Reorganization Indemnity	34
6.4 Indemnity by the Purchaser	35
6.5 Claim Notice	35
6.6 Time Limits for Claim Notice for Breach of Representations and Warranties	36
6.7 Certain Limitations	37
6.8 Agency for Non-Parties	38
6.9 Direct Claims	38
6.10 Third Party Claims	38
6.11 Interest on Damages	40
6.12 Set-off	40
6.13 Cooperation	40
6.14 Adjustment to Purchase Price	40
Article 7 COVENANTS	40
7.1 Investigation	40

(i)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

Page

7.2 Transaction Personal Information	40
7.3 Confidentiality	41
7.4 Action During Interim Period.	42
7.5 Exclusive Dealings	43
7.6 Consents and Approvals	43
7.7 Preparation of Tax Returns	43
7.8 Amendments to Tax Returns	44
7.9 Tax Refunds	44
7.10 Cooperation Respecting Tax Matters	44
7.11 Pre-Closing Reorganization	45
7.12 Name Change.	46
7.13 Milestones and Access to Information	46
7.14 Covenant of Guarantor	46
7.15 Books and Records	46
Article 8 TERMINATION	46
8.1 Grounds for Termination	46
8.2 Effect of Termination	46
Article 9 GENERAL	47
9.1 Expenses	47
9.2 Public Announcements	47
9.3 Notices	47
9.4 Time of Essence	48
9.5 Further Assurances	48
9.6 Entire Agreement	48
9.7 Amendment	49
9.8 Waiver	49
9.9 Severability	49
9.10 Remedies Cumulative	49
9.11 Attornment	49
9.12 Governing Law	49
9.13 Successors and Assigns; Assignment	49
9.14 Third Party Beneficiaries	50
9.15 Counterparts	50

(ii)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement dated July 25, 2018 is made

B E T W E E N

NOVAGOLD RESOURCES INC. (the “Vendor”)

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NEWMONT CANADA FN HOLDINGS ULC (the “Purchaser”)

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NEWMONT MINING CORPORATION (the “Guarantor”)

RECITALS

A.                            The Vendor is the registered and beneficial owner of the Shares and will, following the Pre-Closing Reorganization, be the registered and beneficial owner of the New Intercompany Receivable (each as defined herein).

B.                            The Purchaser is willing to purchase and the Vendor is willing to sell the Shares and, following the Pre-Closing Reorganization, the New Intercompany Receivable on and subject to the terms and conditions contained in this Agreement.

C.                            The Guarantor has agreed to guarantee the obligations of the Purchaser pursuant to the terms, conditions and limitations set forth in this Agreement.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party, the Parties agree as follows:

Article 1
INTERPRETATION

1.1          Definitions. In this Agreement:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Agreement” means this Share Purchase Agreement, all the Exhibits hereto and the Schedules hereto (as set out in the NovaGold Disclosure Letter), as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Alternative Transaction” has the meaning set out in Section 7.5.

“Amalco” means the entity formed upon the amalgamation of the NovaGold Subs pursuant to the Pre-Closing Reorganization.

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (a) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law, (b) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively in the foregoing clauses (a) and (b), “Law”), in each case relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Vancouver, British Columbia, Salt Lake City, Utah or Denver, Colorado.

“Cash Call Advances” means amounts funded by NovaGold Canada to GCP with respect to work programs on the Mineral Claims to take place following the Closing Date.

“CCR” means Copper Canyon Resources Ltd.

“CCR Shares” means all of the issued and outstanding shares of CCR, comprised of the NG CCR Shares and the NCI CCR Shares.

“Claim Notice” has the meaning set out in Section 6.5.

“Closing” means the completion of the purchase and sale of the Shares and the New Intercompany Receivable in accordance with the provisions of this Agreement.

“Closing Date” has the meaning set out in Section 4.1.

“Closing Time” means the time of Closing on the Closing Date provided for in Section 4.1.

“Confidential Information” means, in relation to the NovaGold Subs, Amalco or a Party (the “Discloser”):

(a)	all information, in whatever form communicated or maintained, whether orally, in writing, electronically, in computer readable form or otherwise, that the Discloser discloses to, or that is gathered by inspection by a Party (the “Recipient”) or any of the Recipient’s Representatives in the course of the Recipient’s review of the transactions contemplated by this Agreement, whether provided before or after the date of this Agreement, including information that contains or otherwise reflects information concerning the Discloser or its businesses, affairs, financial condition, assets, liabilities, operations, prospects or activities, and specifically includes financial information, budgets, business plans, ways of doing business, business results, prospects, customer lists, forecasts, engineering reports, environmental reports, evaluations, legal opinions, names of venture partners and contractual parties, and any information provided to the Discloser by third parties under circumstances in which the Discloser has an obligation to protect the confidentiality of such information;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(b)	all plans, proposals, reports, analyses, notes, studies, forecasts, compilations or other information, in any form, that are based on, contain or reflect any Confidential Information regardless of the identity of the Person preparing the same (“Notes”);

(c)	the existence and terms of this Agreement;

(d)	the fact that information has been disclosed or made available to the Recipient or the Recipient’s Representatives; and

(e)	the fact that discussions or negotiations are or may be taking place with respect to a possible transaction, the proposed terms of any such transaction and the status of any discussions or negotiations under this Agreement;

but does not include any information that:

(f)	is at the time of disclosure to the Recipient or thereafter becomes generally available to the public, other than as a result of a disclosure by the Recipient or any of the Recipient’s Representatives in breach of this Agreement;

(g)	is or was received by the Recipient on a non-confidential basis from a source other than the Discloser or its Representatives if such source is not known to the Recipient to be prohibited from disclosing the information to the Recipient by a confidentiality agreement with, or a contractual, fiduciary or other legal confidentiality obligation to, the Discloser; or

(h)	was known by the Recipient prior to disclosure in connection with the transactions contemplated by this Agreement and was not subject to any contractual, fiduciary or other legal confidentiality obligation on the part of the Recipient.

“Consent” means any consent, approval, authorization, notice, permit, waiver, ruling, exemption or acknowledgement from any Person (other than the NovaGold Subs or Amalco) which is provided for or required: (a) in respect of or pursuant to the terms of any Contract; or (b) under any Applicable Law, in either case (i) in connection with the sale of the Shares and the New Intercompany Receivable to the Purchaser on the terms contemplated in this Agreement or (ii) which is otherwise necessary to permit the Parties to perform their obligations under this Agreement, but does not include a Regulatory Approval.

“Contracts” means all pending and executory contracts, licences, sub-licences, agreements, leases, arrangements, commitments, entitlements, undertakings, understandings and engagements (whether oral or written), including all amendments and supplements thereto, to which a Person is a party or a beneficiary, or by which such Person or any of its properties or assets is bound or may be affected or under which such Person has rights or obligations.

“Contribution Agreement” means the Contribution Agreement dated August 1, 2007 among NovaGold Canada, GCP, Teck Cominco Metals Ltd., the Vendor and Teck Cominco Limited, as amended from time to time.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Copper Canyon Property” means the Copper Canyon copper-gold-silver property in British Columbia, which is adjacent to the Project held through a joint venture between the Operator and CCR.

“Corporation Policies” has the meaning set out in Section 3.1(27).

“Damages” means, whether or not involving a Third Party Claim, any loss, cost, liability, claim, obligation, charge, interest, fine, penalty, assessment, Taxes, damages available at law or in equity (including incidental, consequential, special, aggravated, exemplary or punitive damages), expense (including consultant’s and expert’s fees and expenses and reasonable costs, fees and expenses of legal counsel on a full indemnity basis, without reduction for tariff rates or similar reductions and reasonable costs, fees and expenses of investigation, defence or settlement) or diminution in value.

“Data Room” means the virtual data room set up by NovaGold and the contents thereof as of five Business Days prior to the date hereof.

“Direct Claim” has the meaning set out in Section 6.5.

“Discloser” has the meaning set out in the definition of Confidential Information.

“Employee” means an individual who is employed by a Person, whether on a full-time or part-time basis.

“Environmental Law” means Applicable Law in respect of the protection of the natural environment or any species or organisms that make use of it, public or occupational health or safety matters.

“Excluded Assets” means those assets of the NovaGold Subs set out in Schedule 1.1 – Excluded Assets of the NovaGold Disclosure Letter.

“Extension Event” has the meaning set out in Section 6.6.

“Feasibility Study” means a feasibility study in respect of the Project completed by or on behalf of GCP.

“Final Compulsory Payment Amount” has the meaning set out in Section 6.10(6)(b).

“Final Compulsory Payment Indemnification Event” means a Final Determination having been made regarding a liability requiring payment under Applicable Law or any Order.

“Final Determination” means a determination made by a Governmental Authority (including pursuant to a settlement) where all rights to object to or appeal from the determination (including any right to obtain relief under a competent authority or similar process) have been exhausted or have expired.

“Financial Records” means (a) the Nova Financial Records, and (b) the GCP Financial Statements.

“First Milestone” means the earlier of: (a) the completion of a Pre-Feasibility Study, and (b) three (3) years from the Closing Date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“First Nations” means, together with the Inuit and the Métis, an aboriginal peoples of Canada within the meaning section 35(2) of the Constitution Act, 1982, and “First Nation” means a recognized group of aboriginal peoples, including a “band” within the meaning of the Indian Act (Canada).

“GCP” means the Galore Creek Partnership, a partnership between NovaGold Canada and Teck and operated by the Operator.

“GCP Financial Statements” means the audited annual consolidated financial statements of GCP for the periods ended December 31, 2017 and December 31, 2016.

“GCP GP Agreement” means the Galore Creek Partnership General Partnership Agreement among NovaGold Canada, Teck Cominco Metals Ltd., the Operator, the Vendor and Teck Cominco Limited dated August 1, 2007, as amended from time to time.

“Governmental Authority” means:

(a)	any domestic or foreign government, whether national, federal, provincial, state, territorial, regional, municipal or local (whether administrative, legislative, executive or otherwise);

(b)	any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;

(c)	any court, tribunal, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and

(d)	any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“GST/HST” means all goods and services tax and harmonized sales tax imposed under Part IX of the GST/HST Legislation.

“GST/HST Legislation” means Part IX of the Excise Tax Act (Canada).

“Guarantor” has the meaning set out in the preamble hereto.

“IFRS” means International Financial Reporting Standards

“Improvements” means all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situate on, in, under, over or forming part of, any real property.

“Indebtedness” of any Person means, without duplication:

(a)	all obligations of such Person for borrowed money, indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money or with respect to deposits or advances of any kind;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(b)	all obligations of such Person evidenced by bonds, debentures, notes, mortgage or similar instruments;

(c)	all obligations of such Person upon which interest charges are customarily paid;

(d)	all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(e)	all obligations of such Person in respect of the deferred purchase price for property or services, including all seller notes, purchase price adjustments and “earn-out” payments (excluding current accounts payable incurred in the ordinary course of business);

(f)	all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(g)	all guarantees or other contingent liabilities (including so called take-or-pay or keep-well agreements) by such Person of Indebtedness of others;

(h)	all capital lease obligations of such Person;

(i)	all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee;

(j)	all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(k)	all obligations under any foreign exchange contract, currency swap agreement, foreign currency futures or options, exchange rate insurance or other similar agreement or combination thereof;

(l)	all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any equity securities of such Person, valued, in the case of redeemable equity securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends;

(m)	any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to above; and

(n)	all change of control payments or prepayment premiums, penalties, charges or equivalents thereof with respect to any obligation, or liability of the type described in clauses (a) through (m).

“Indemnified Party” means a Person whom the Vendor or the Purchaser, as the case may be, is required to indemnify under Article 6.

“Indemnified Taxes” means the Purchaser’s Indemnified Taxes and the Vendor’s Indemnified Taxes.

“Indemnifying Party” means, in relation to an Indemnified Party, the Party that is required to indemnify such Indemnified Party under Article 6.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Initial Payment” has the meaning set out in Section 2.2(a).

“ITA” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supplement).

“Interim Period” means the period from the date of this Agreement to the Closing Time.

“Law” has the meaning set out in the definition of “Applicable Law”.

“Legal Proceeding” means any litigation, action, application, suit, investigation, hearing, claim, complaint, deemed complaint, grievance, civil, administrative, regulatory or criminal, arbitration proceeding or other similar proceeding, before or by any Governmental Authority, and includes any appeal or review thereof and any application for leave for appeal or review.

“Licence” means any licence, permit, authorization, approval or other evidence of authority issued or granted to, conferred upon, or otherwise created for, any Person by any Governmental Authority in connection with the Project or the Copper Canyon Property.

“Lien” means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, right of first refusal, adverse claim, easement, indenture, deed of trust, statutory or deemed trust, restrictive covenant, encumbrance, right of way, title retention agreement, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title, use or interest in or to any particular property.

“Material Adverse Change” means, in respect of any Person, any change, effect, event or circumstance that, individually or in the aggregate with other such changes, effects, events or circumstances, has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of such Person and its subsidiaries, taken as a whole; provided that no change, effect, event or circumstance resulting from or attributable to any of the following shall be deemed to be, or taken into account in determining whether there has been or would reasonably expected to be, a Material Adverse Change: (a) the public announcement of the execution of this Agreement or the transactions contemplated hereby; (b) general political, economic or financial conditions in Canada or the United States; (c) the state of securities or commodity markets in general; (d) any change in applicable Laws or in the interpretation or application thereof by any Governmental Authority provided that such change does not have the effect of expropriating or materially reducing the ownership interest in, or rights to, the property or mineral rights of that Person; (e) any change in generally accepted accounting principles or in the interpretation or application thereof by any Governmental Authority; (f) any weather-related event or natural disaster or outbreak or escalation of hostilities or acts of war (whether or not declared) or act of terrorism; (g) changes affecting the mining industry generally or the price of gold, silver or copper; provided that, in the case of clauses (b), (c), (d), (e), (f) and (g), any such change, effect, event or circumstance shall not be excluded to the extent the same disproportionately affects (individually or together with other changes, effects, events or circumstances) such Person and its subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which such Person and its subsidiaries operate.

“Material Contract” means a Contract (a) which involves or may reasonably be expected to involve the payment to or by either of the NovaGold Subs, GCP or the Operator of more than $[***Amount redacted] over the term of that Contract, (b) for joint ventures or partnerships, (c) in respect of Premises Leases, (d) that grant or reserve unto any Person “most favored nation” or similar rights, a profits interest, net profits interest, royalty interest, overriding royalty interest or similar rights, a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of either of the NovaGold Subs, GCP or the Operator, or obligate either of the NovaGold Subs, GCP or the Operator (or, after the consummation of the transactions contemplated by this Agreement, Purchaser or any of its Affiliates) to conduct business with any third party on an exclusive or preferential basis, (e) containing covenants of either of the NovaGold Subs, GCP or the Operator not to acquire any property, compete in any line of business or with any Person or prohibiting either of the NovaGold Subs, GCP or the Operator from soliciting customers, clients or employees, in each case, whether in any geographical area or business or generally, (f) relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such Contract contains continuing obligations, including continuing indemnity obligations, of either of the NovaGold Subs, GCP or the Operator, (g) providing for guarantee, support or indemnification by either of the NovaGold Subs, GCP or the Operator, assumption or endorsement by either of the NovaGold Subs, GCP or the Operator of, or any similar commitment by either of the NovaGold Subs, GCP or the Operator with respect to, Damages or indebtedness of any other Person, (h) with a Governmental Entity, (i) relating to the settlement of pending or threatened litigation that have any obligations outstanding as of the date hereof, and (j) is otherwise material to the conduct of the business of either of the NovaGold Subs, GCP or the Operator, taken as a whole.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Milestone Promissory Note 1” means a promissory note in the principal amount of $75,000,000 in the form set out in Exhibit B.

“Milestone Promissory Note 2” means a promissory note in the principal amount of $25,000,000 in the form set out in Exhibit C.

“Milestone Promissory Note 3” means a promissory note in the initial principal amount of $75,000,000 in the form set out in Exhibit D.

“Milestones” means the First Milestone, the Second Milestone and the Third Milestone.

“Mineral Claims” means those claims, leases, interests and rights set out in Schedule 1.1 – Mineral Claims of the NovaGold Disclosure Letter together with all mineral rights, surface rights, access rights and water rights appurtenant thereto and any extension or renewal of, or replacement or substitution for, any of the foregoing.

“NCI CCR Shares” means 600,000 common shares of CCR registered in the name of NovaGold Canada.

“New Intercompany Receivable” means all of the Vendor’s right, title and interest in, under and in respect of that certain receivable in the aggregate principal amount of C$355,716,741.65 owing by NovaGold Canada to the Vendor immediately prior to the Closing Time, as described more fully in Exhibit A.

“NG CCR Shares” means 59,561,533 common shares of CCR registered in the name of the Vendor.

“NovaGold Canada” means NovaGold Canada Inc.

“NovaGold Canada Shares” means all of the issued and outstanding shares of NovaGold Canada.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“NovaGold Disclosure Letter” means the disclosure letter containing the Schedules dated the date of this Agreement and delivered by the Vendor with this Agreement.

“Nova Financial Records” means all books of account and other financial records of the NovaGold Subs contained in the Data Room.

“NovaGold Guarantee” means the guarantees set out in Article 6 of the GCP GP Agreement.

“NovaGold Subs” means NovaGold Canada and CCR, both individually and collectively as the context requires.

“Notes” has the meaning set out in paragraph (b) of the definition of Confidential Information.

“Operator” means Galore Creek Mining Corporation.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“Ordinary Course of Business” when used in relation to the taking of any action by the NovaGold Subs or Amalco means that the action:

(a)	is consistent in nature, scope and magnitude with the past practices of the NovaGold Subs and is taken in the ordinary course of normal day-to-day operations of the NovaGold Subs;

(b)	is similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the NovaGold Subs; and

(c)	does not require the authorization of the shareholders of the NovaGold Subs or any other separate or special authorization of any nature.

“Outside Date” means July 31, 2018 or such earlier or later date as may be agreed to in writing by the Parties.

“Partnership Agreement” means the amended and restated general partnership agreement to be entered into on the Closing Date among Amalco, the Operator, the Guarantor and Teck in relation to the Project.

“Party” means a party to this Agreement and any reference to a Party includes its successors and permitted assigns and “Parties” means every Party.

“Permitted Liens” means:

(a)	Liens for Taxes and utilities that in each case are not yet due or are not in arrears, or that are being contested in good faith;

(b)	construction, mechanics’, carriers’, workers’, repairers’, warehousemen, materialmen, laborers or suppliers or other similar Liens (inchoate or otherwise) if individually or in the aggregate: (i) they are not material; (ii) they arose or were incurred in the Ordinary Course of Business; (iii) they have not been filed, recorded or registered in accordance with Applicable Law; (iv) notice of them has not been given to the Vendor or an Affiliate of Vendor; and (v) the debt secured by them is not in arrears;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(c)	minor title defects or irregularities, minor unregistered easements or rights of way, exceptions, reservations and restrictions in the original grant from the Crown of the Mineral Claims or contained in Applicable Law and other minor unregistered restrictions affecting the use of Mineral Claims if such title defects, irregularities or restrictions are complied with and do not, in the aggregate, materially adversely affect or impair the use or operation of the Mineral Claims as currently used or as contemplated by the Technical Report;

(d)	easements, covenants, rights of way and other restrictions provided that they are complied with and do not, individually or in the aggregate, materially adversely affect or impair the use or operation of the Mineral Claims, as currently used or as contemplated by the Technical Report;

(e)	agreements with municipalities or public utilities if they: (i) have been complied with or adequate security has been furnished to secure compliance; and (ii) do not, individually or in the aggregate, materially adversely affect or impair the use or operation of the Mineral Claims, as currently used or as contemplated by the Technical Report;

(f)	any filing or notice evidencing that the Project and the Copper Canyon Property are located within the asserted traditional territory of the Tahltan Nation and on lands over which the Tahltan Nation assert aboriginal rights and title under section 35 of the Constitution Act, 1982; and

(g)	Liens for royalties, net profit interests, reversionary interests, operating agreements and other similar interests disclosed in Schedule 1.1 – Permitted Liens of the NovaGold Disclosure Letter.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, a Governmental Authority, and the executors, administrators or other legal representatives of an individual in such capacity.

“Personal Information” means information about an identifiable individual as defined in Privacy Law.

“Personal Property” means all machinery, equipment, furniture, motor vehicles and other chattels owned or leased by a Person (including those in possession of suppliers, customers and other third parties).

“Personal Property Lease” means a chattel lease, equipment lease, conditional sales contract and other similar agreement to which a Person is a party or under which it has rights to use Personal Property.

[***Name of third party redacted].

“Pre-Closing Reorganization” means those transactions and steps set out in Exhibit A.

“Pre-Closing Tax Period” means a taxation year or other fiscal period that ends on or before the Closing Time.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Prefeasibility Study” means a prefeasibility study in respect of the Project completed by or on behalf of GCP.

“Preliminary Compulsory Payment Amount” has the meaning set out in Section 6.10(6)(a).

“Premises Lease” means a lease, an agreement to lease, a sublease, a licence agreement and an occupancy or other agreement under which one of the NovaGold Subs has the right, or has granted another Person the right, to use or occupy any real property.

“Prime Rate” means the prime rate of interest per annum quoted by the Canadian Imperial Bank of Commerce from time to time as its reference rate of interest for Canadian dollar demand loans made to its commercial customers in Canada and which the Canadian Imperial Bank of Commerce refers to as its “prime rate”, as such rate may be changed from time to time.

“Privacy Law” means the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (British Columbia), the Personal Information Protection Act (Alberta), the Act respecting the protection of personal information in the private sector (Quebec) and any comparable Law of any other jurisdiction.

“Project” means the Galore Creek copper-gold-silver project in British Columbia, owned indirectly by GCP through the Operator.

“Project Sanction AFE” means a plan to construct a mine, mill and all related infrastructure for the Project, together with the associated budget and financing plan, that is adopted by GCP (or its successor).

“Project Status Report” means a report to be prepared by the Purchaser in form and substance agreed upon by the Purchaser and the Vendor, acting reasonably, which sets out the exploration and development activities undertaken on the Project during the 12 month period preceding the date of the relevant Project Status Report and includes the Purchaser’s good faith estimation of when the Milestones are reasonably likely to be achieved.

“Promissory Notes” means, collectively, Milestone Promissory Note 1, Milestone Promissory Note 2 and Milestone Promissory Note 3.

“Purchase Price” has the meaning set out in Section 2.2.

“Purchaser” has the meaning set out in the preamble hereto.

“Purchaser’s Indemnified Parties” means the Purchaser, the Purchaser’s Affiliates and, following closing, Amalco, and each of their respective Representatives.

“Purchaser Fundamental Representations and Warranties” means the representations and warranties set out in Sections 3.2(1) to 3.2(5).

“Recipient” has the meaning set out in the definition of Confidential Information.

“Reclamation Deposits” means the term deposits for reclamation amounts as set out in Schedule 1.1 – Reclamation Deposits of the NovaGold Disclosure Letter.

“Regulatory Approval” means any approval, consent, ruling, authorization, notice, permit, waiver or acknowledgement that may be required from any Person pursuant to Applicable Law or under the terms of any Licence or the conditions of any Order (a) in connection with the transactions contemplated by this Agreement or (b) which is otherwise necessary to permit the Parties to perform their obligations under this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Representative” when used with respect to a Person means each director, officer, employee, consultant, financial adviser, legal counsel, accountant and other agent, adviser or representative of that Person.

“Second Milestone” means the earlier of: (a) completion of a Feasibility Study, and (b) five (5) years from the Closing Date.

“Shares” means the NovaGold Canada Shares and the NG CCR Shares, as the same may be adjusted, amalgamated, reclassified or replaced as a result of the Pre-Closing Reorganization.

“Straddle Period” means a taxation year or fiscal period that includes, but does not begin or end on, the Closing Date.

“Stub Period Returns” has the meaning set out in Section 7.7(1).

“Taxes” includes, without limitation, and with respect to any Person, all supranational, national, federal, provincial, state, local or other taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever, including:

(a)	income taxes, branch taxes, profits taxes, capital gains taxes, gross receipts taxes, corporate taxes, windfall profits taxes, value added taxes, severance taxes, ad valorem taxes, property taxes, capital taxes, net worth taxes, production taxes, mining taxes sales taxes, use taxes, business taxes, licence taxes, excise taxes, franchise taxes, environmental taxes, real or personal property taxes, transfer taxes, land transfer taxes, withholding or similar taxes, payroll taxes, employment taxes, employer health taxes, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums and contributions, stamp taxes, occupation taxes, premium taxes, alternative or add-on minimum taxes, GST/HST, customs duties or other taxes of any kind whatsoever imposed or charged by any Governmental Authority and any instalments in respect thereof, together with any tax indemnity obligation, interest, penalties, or additions with respect thereto and any interest in respect of such additions or penalties, and,

(b)	any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a “transferee” (within the meaning of section 160 of the ITA or any other Laws) of another taxpayer or entity or a member of a related, non-arm’s length, affiliated or combined group, whether disputed or not, and “Tax” means any one of such Taxes.

“Tax Matters” has the meaning set out in Section 7.8.

“Tax Returns” means all returns, reports, declarations, elections, notices, filings, information returns, and statements in respect of Taxes that are filed or required to be filed with any applicable Governmental Authority, including all amendments, schedules, attachments or supplements thereto and whether in tangible or electronic form.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Technical Report” means the Galore Creek Project NI 43-101 Technical Report on Pre-Feasibility Study dated July 27, 2011.

“Teck” means Teck Resources Limited, as successor in interest to Teck Cominco Metals Ltd.

“Teck ROFR” means the right of first refusal set out in Section 10.1(b) of the GCP GP Agreement.

“Teck Waiver and Acknowledgement” means a written instrument executed by Teck providing, among other things, (a) a waiver of the Teck ROFR, including for greater certainty a waiver of the notice obligations thereunder, (b) confirmation that each of the Vendor and NovaGold Canada has no additional or ongoing obligations under the Contribution Agreement, (c) confirmation that no new Cash Call Advances will be made prior to the earlier of the Closing and August 31, 2018, whichever occurs first, and (b) confirmation that it has no claims against the Vendor or NovaGold Canada under either the GCP GP Agreement or the Contribution Agreement.

“Third Milestone” means the earlier of (a) approval of a Project Sanction AFE, and (b) initiation by the owner(s) of the Project of construction of a mine, mill or any related infrastructure for the Project which, for greater certainty, does not include maintenance on existing infrastructure or infrastructure related to work in support of the Prefeasibility Study or the Feasibility Study.

“Third Party” has the meaning set out in Section 6.10(5).

“Third Party Claim” has the meaning given in Section 6.5.

“Threatened”, when used in relation to a Legal Proceeding or other matter, means that a demand or statement (oral or written) has been made or a notice (oral or written) has been given that a Legal Proceeding or other matter is to be asserted, commenced, taken or otherwise pursued in the future.

“Transaction Personal Information” means any Personal Information in the possession, custody or control of the NovaGold Subs or the Vendor at the Closing Time, including Personal Information about Employees, suppliers, customers, directors, officers or shareholders of the NovaGold Subs that is:

(a)	disclosed to the Purchaser or any Representative of the Purchaser prior to the Closing Time by the Vendor, the NovaGold Subs or their respective Representatives or otherwise; or

(b)	collected by the Purchaser or any Representative of the Purchaser prior to the Closing Time from the Vendor, the NovaGold Subs, any of their respective Representatives or otherwise,

in either case in connection with the transactions contemplated by the Agreement.

“U.S. Dollars” means the lawful currency of the United States of America.

“US GAAP” means generally accepted accounting principles in the United States of America.

“Vendor” has the meaning set out in the preamble hereto.

“Vendor’s Counsel” means Blake, Cassels & Graydon LLP.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

“Vendor’s Indemnified Parties” means the Vendor, the Vendor’s Affiliates and their respective Representatives.

“Vendor Fundamental Representations and Warranties” means the representations and warranties set out in Sections 3.1(1) to 3.1(5) and 3.1(12).

1.2          Actions on Non-Business Days. If any payment is required to be made or other action (including the giving of notice) is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be considered to have been made or taken in compliance with this Agreement if made or taken on the next succeeding Business Day.

1.3          Currency and Payment Obligations. Except as otherwise expressly provided in this Agreement:

(a)	all dollar amounts referred to in this Agreement are stated in U.S. Dollars;

(b)	any payment contemplated by this Agreement shall be made by wire transfer of immediately available funds to an account specified by the payee, by cash, by certified cheque or by any other method that provides immediately available funds; and

(c)	except in the case of any payment due on the Closing Date, any payment due on a particular day must be received by and be available to the payee not later than 2:00 p.m. (Mountain time) on the due date at the payee’s address for notice under Section 9.3 or such other place as the payee may have specified in writing to the payor in respect of a particular payment and any payment made after that time shall be deemed to have been made and received on the next Business Day.

1.4          Calculation of Interest. In calculating interest payable under this Agreement for any period of time, the first day of such period shall be included and the last day of such period shall be excluded.

1.5          Calculation of Time. In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. Vancouver time on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. Vancouver time on the next succeeding Business Day.

1.6          Knowledge. Where any representation, warranty or other statement in this Agreement is expressed to be made by the Vendor to its knowledge or is otherwise expressed to be limited in scope to facts or matters known to the Vendor or of which the Vendor is aware, it shall mean the actual knowledge of [***Names of individuals redacted], together with the knowledge that such Person would acquire if such Person made due inquiry (including inquiries of relevant personnel of the Operator and Teck).

1.7          Additional Rules of Interpretation.

(1)           Gender and Number. In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

(2)           Headings and Table of Contents. The inclusion in this Agreement of headings of Articles and Sections and the provision of a table of contents are for convenience of reference only and are not intended to be full or precise descriptions of the text to which they refer.

(3)           Section References. Unless the context requires otherwise, references in this Agreement to Articles, Sections, Schedules or Exhibits are to Articles or Sections of this Agreement, and the Schedules of the NovaGold Disclosure Letter or Exhibits to this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(4)           Words of Inclusion. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

(5)           References to this Agreement. The words “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Section or portion of it.

(6)           Statute References. Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(7)           Document References. All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto.

1.8          Schedules. Unless the context otherwise requires, words and expressions defined in this Agreement will have the same meanings in the NovaGold Disclosure Letter and the interpretation provisions set out in this Agreement apply to the NovaGold Disclosure Letter. Unless the context otherwise requires, or a contrary intention appears, references in the NovaGold Disclosure Letter to a designated Article, Section, or other subdivision refer to the Article, Section, or other subdivision, respectively, of this Agreement. Unless otherwise indicated, no reference to or disclosure of any item or other matter in the NovaGold Disclosure Letter shall be construed as an admission or indication that such item or other matter is material. The information contained in the NovaGold Disclosure Letter is intended only to qualify and limit the representations, warranties and covenants of the Vendor contained in this Agreement. The numbering of the Schedules in the NovaGold Disclosure Letter corresponds with the numbering of Sections of this Agreement. Any matter disclosed in a Schedule of the NovaGold Disclosure Letter shall be considered disclosed also for any of the other Schedules of the NovaGold Disclosure Letter to the extent it is reasonably apparent on the face of the disclosure in respect of such matter that it should also be considered to be disclosed on such other Schedule. The NovaGold Disclosure Letter and all information contained in it are confidential and may not be disclosed to any other Person except as permitted pursuant to this Agreement.

Article 2
PURCHASE OF SHARES And New Intercompany Receivable

2.1          Purchase and Sale. At the Closing Time, on and subject to the terms and conditions of this Agreement, the Vendor shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase from the Vendor, all of the Vendor’s right, title and interest in the Shares and the New Intercompany Receivable, free and clear of all Liens.

2.2          Amount of Purchase Price. The aggregate price payable by the Purchaser to the Vendor for the Shares and the New Intercompany Receivable (the “Purchase Price”) of up to $275,000,000, will be payable as follows:

(a)	$100,000,000 (the “Initial Payment”) at the Closing Time;

(b)	as to $75,000,000, by delivery of the Milestone Promissory Note 1;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(c)	as to $25,000,000, by delivery of the Milestone Promissory Note 2; and

(d)	as up to $75,000,000, by delivery of the Milestone Promissory Note 3.

2.3          Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the Shares, as to $1.00, and the New Intercompany Receivable, as to the remainder of the Purchase Price. The Purchaser and the Vendor shall report an allocation of the Purchase Price among the Shares and the New Intercompany Receivable in a manner entirely consistent with such allocation and shall not take any position inconsistent therewith in the filing of any Tax Returns or in the course of any audit by any Governmental Authority, Tax review or Tax proceeding relating to any Tax Returns.

2.4          Closing Adjustments. The Purchaser shall pay to the Vendor an additional cash amount equal to the aggregate amount of the Reclamation Deposits as such cash amounts become available upon the release of such Reclamation Deposits, and in any event within 120 days from the Closing Date. All amounts paid under this Section 2.4 shall be treated as adjustments to the Purchase Price.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Vendor. As a material inducement to the Purchaser’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Vendor set out in this Section 3.1, the Vendor represents and warrants to the Purchaser as follows:

(1)           Incorporation and Corporate Power of Vendor. The Vendor is a corporation incorporated, organized and subsisting under the laws of the jurisdiction of its incorporation. The Vendor has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments. The Vendor has, or will at Closing have, the corporate power, authority and capacity to own and dispose of the Shares and the New Intercompany Receivable to the Purchaser.

(2)           Authorization by Vendor. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Vendor and its shareholders.

(3)           Enforceability of Vendor’s Obligations. This Agreement has been duly executed and delivered by the Vendor and constitutes the valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. There is no Legal Proceeding in progress, pending, or, to the knowledge of the Vendor, Threatened against or affecting the Vendor or affecting the title of the Vendor to any of the Shares or the New Intercompany Receivable at law or in equity. There is no Order outstanding against or affecting the Vendor which, in any such case, affects adversely or might affect adversely the ability of the Vendor to enter into this Agreement or to perform its obligations hereunder.

(4)           Ownership of Shares and the New Intercompany Receivable. The Vendor is the registered and beneficial holder of the Shares and will, following the Pre-Closing Reorganization, be the registered and beneficial holder of the New Intercompany Receivable with good and marketable title thereto, free and clear of all Liens, except for the Teck ROFR (in the case of the Shares). NovaGold Canada is the registered and beneficial holder of the NCI CCR Shares, free and clear of all Liens, except as disclosed in Schedule 3.1(4) of the NovaGold Disclosure Letter, which shares are the only issued and outstanding shares of CCR not held by the Vendor. Except in connection with the Teck ROFR (in the case of the Shares), no Person other than the Purchaser has, or has any right capable of becoming, any agreement, option, right or privilege for the purchase or other acquisition from the Vendor of any of the Shares or the New Intercompany Receivable. There are no restrictions of any kind on the transfer of the Shares or the New Intercompany Receivable except for the Teck ROFR and those set out in the articles of incorporation of the NovaGold Subs (in each case, in the case of the Shares). The Shares have been validly issued in compliance with Applicable Law and are fully paid and non-assessable.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(5)           Organization of the NovaGold Subs, GCP and the Operator.

(a)	Each of the NovaGold Subs, GCP and the Operator is a corporation duly incorporated or an entity duly created, organized and validly subsisting under the Applicable Laws of its respective jurisdiction of incorporation, continuance or creation. Except as disclosed in Schedule 3.1(5) of the NovaGold Disclosure Letter, there are no shareholders’ agreements governing the affairs of the NovaGold Subs, GCP or the Operator or the relationship, rights and duties of their respective shareholders or partners, nor are there any voting trusts, pooling arrangements or other similar agreements with respect to the ownership or voting of any shares of the NovaGold Subs or the Operator. Except as disclosed in Schedule 3.1(5) of the NovaGold Disclosure Letter, neither NovaGold Sub has a direct or indirect equity interest in any other Person, except for CCR, GCP and the Operator.

(b)	The authorized share capital of CCR consists of an unlimited number of common shares and an unlimited number of preferred shares. As of the date hereof, there are 60,161,533 common shares of CCR issued and outstanding. As of the date hereof, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of CCR including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of CCR. There are no outstanding contractual or other obligations of CCR to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any of its outstanding securities. There are no outstanding bonds, debentures or other evidences of Indebtedness of CCR having the right to vote with the holders of the outstanding securities of CCR on any matters.

(c)	CCR does not have any subsidiaries.

(d)	The authorized share capital of NovaGold Canada consists of an unlimited number of common shares and an unlimited number of preferred shares. As of the date hereof, there are 27,918,877 common shares and 100,000 preferred shares issued and outstanding. As of the date hereof, except in connection with the Teck ROFR, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of NovaGold Canada including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of NovaGold Canada. There are no outstanding contractual or other obligations of NovaGold Canada to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any of its outstanding securities. There are no outstanding bonds, debentures or other evidences of Indebtedness of NovaGold Canada having the right to vote with the holders of the outstanding securities of NovaGold Canada on any matters.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(e)	Except as may result from its interest in CCR, NovaGold Canada does not have any subsidiaries. Fifty percent of the partnership interests in GCP are legally and beneficially owned by NovaGold Canada, free and clear of all Liens except for the Teck ROFR. The authorized share capital of the Operator consists of unlimited common shares without par value. As of the date hereof, there is 1 common share of the Operator issued and outstanding, which is legally and beneficially owned by GCP. As of the date hereof, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares, partnership interests or other securities of GCP or the Operator, as applicable, including, without limitation, any securities convertible into or exchangeable or exercisable for shares, other securities or partnership interests of GCP or the Operator, as applicable. There are no outstanding contractual or other obligations of GCP or the Operator to repurchase, redeem or otherwise acquire any of their respective securities or partnership interests, as applicable, or with respect to the voting or disposition of any of their respective outstanding securities or partnership interests, as applicable. There are no outstanding bonds, debentures or other evidences of Indebtedness of GCP or the Operator having the right to vote with the holders of the outstanding securities or partnership interests, as applicable, of GCP or the Operator on any matters.

(6)           Qualification to do Business. Each of the NovaGold Subs, GCP and the Operator is and has been registered, licensed or otherwise qualified to do business under the laws of the jurisdictions in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, from time to time. Each of the NovaGold Subs, GCP and the Operator has all necessary corporate power, authority, and capacity to carry on its business and to own or lease and operate its property and assets as now carried on and owned or leased and operated. Each of the NovaGold Subs, GCP and the Operator is conducting and has conducted its business in compliance in all material respects with all Applicable Laws.

(7)           Corporate Records. The minute books of each of the NovaGold Subs, GCP and the Operator have been maintained in accordance with Applicable Law, contain the minutes of all meetings of the boards of directors, committees of the boards and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders and have been provided to the Purchaser for review.

(8)           Bankruptcy, Insolvency and Reorganization. Neither of the Vendor, the NovaGold Subs, GCP or the Operator is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and neither of them will become an insolvent person as a result of the Closing. Neither of the Vendor, the NovaGold Subs, GCP or the Operator have made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. No act or proceeding has been taken or authorized by or against any of the Vendor, the NovaGold Subs, GCP or the Operator with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution and no such proceedings have been Threatened by any other Person. No receiver has been appointed in respect of either of the Vendor, the NovaGold Subs, GCP or the Operator or any of their respective property or assets and no execution or distress has been levied upon any of the property or assets of any of the Vendor, the NovaGold Subs, GCP or the Operator. No act or proceeding has been taken or authorized by or against the Vendor, the NovaGold Subs, GCP or the Operator with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, any of the Vendor, the NovaGold Subs, GCP or the Operator nor have any such proceedings been authorized or Threatened by any other Person.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(9)           Books and Records. The Vendor has disclosed the existence of and made available for review by the Purchaser all Financial Records. The GCP Financial Statements have been prepared in accordance with IFRS and the Nova Financial Records have been maintained in accordance with US GAAP. All material financial transactions of the NovaGold Subs, GCP and the Operator have been accurately recorded in the Financial Records in accordance with IFRS (in the case of the GCP Financial Statements) and US GAAP (in the case of the Nova Financial Records). The minute books of the NovaGold Subs, GCP and the Operator are true and correct in all material respects.

(10)         GCP Financial Statements. The GCP Financial Statements were prepared in accordance with IFRS and present fairly in all material respects the consolidated financial condition and position of GCP, including all consolidation adjustments and other IFRS adjustments, as at the dates thereof and the consolidated results of operations and changes in financial position of GCP for the periods covered by such financial statements and are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies. There has been no material change in the accounting policies of GCP since the date of the GCP Financial Statements.

(11)         Title to Assets. Except as disclosed in Section 3.1(12) and Schedules 3.1(11) and 3.1(12) of the NovaGold Disclosure Letter, each of the NovaGold Subs, GCP and the Operator has good and marketable legal and beneficial title to all of its property and assets, free and clear of any and all Liens other than Permitted Liens. Other than the Teck ROFR, there is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from a NovaGold Sub, GCP or the Operator of any of the property or assets of any of the NovaGold Subs, GCP or the Operator.

(12)         Property.

(a)	Schedule 1.1 – Mineral Claims of the NovaGold Disclosure Letter sets out the Mineral Claims comprising the Project and the Copper Canyon Property. Schedule 3.1(12) of the NovaGold Disclosure Letter sets out the beneficial ownership interest of the NovaGold Subs, GCP and the Operator in the Project and the Copper Canyon Property. Except as set out in Schedule 3.1(12) of the NovaGold Disclosure Letter, the NovaGold Subs, GCP and the Operator hold their respective interests in the Mineral Claims free and clear of all Liens, other than Permitted Liens. Except as set out in Schedule 3.1(12) of the NovaGold Disclosure Letter, no person other than the NovaGold Subs, GCP or the Operator has any interest (other than Permitted Liens) in the Mineral Claims comprising the Project and the Copper Canyon Property or the production or profits therefrom or any royalty, Licence, fee or similar payment in respect thereof or any right to acquire any such interest.

(b)	The Operator is the sole legal and registered owner of the Mineral Claims comprising the Project and the Copper Canyon Property.

(c)	The Mineral Claims comprising the Project are valid, subsisting and enforceable and in good standing and, all work required to be performed and filed in respect thereof has been performed and filed, all rentals, fees, expenditures and other payments in respect thereof have been paid or incurred, all filings in respect thereof have been made and all other obligations of the Operator or GCP arising from and under the Mineral Claims have been performed or complied with.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(d)	The Mineral Claims comprising the Copper Canyon Property are valid, subsisting and enforceable and in good standing and, all work required to be performed and filed in respect thereof has been performed and filed, all rentals, fees, expenditures and other payments in respect thereof have been paid or incurred, all filings in respect thereof have been made and all other obligations of the Operator or GCP arising from and under the Mineral Claims have been performed or complied with.

(e)	The Project and the Copper Canyon Property are the only real property, mining properties, claims, other mineral rights that either NovaGold Sub, GCP or the Operator has any legal or equitable interest in.

(f)	Except as set out in Schedule 3.1(12) of the NovaGold Disclosure Letter, to the knowledge of the Vendor, the current use of the Mineral Claims complies with Applicable Law. Except as set out in Schedule 3.1(12) of the NovaGold Disclosure Letter, to the knowledge of the Vendor no notice of violation of any Applicable Law or of any covenant, restriction or easement affecting the Mineral Claims or any part of them or with respect to the use or occupancy of the Mineral Claims or any part of it has been given by any Governmental Authority having jurisdiction over the Mineral Claims or by any other Person entitled to enforce the same.

(g)	Except as set out in Schedule 3.1(12) of the NovaGold Disclosure Letter, there are no existing or proposed, contemplated or Threatened expropriation proceedings that would result in the taking of all or any part of the Mineral Claims or that would adversely affect the current use of the Mineral Claims or any part of it and the Vendor is not aware of any existing or currently proposed, contemplated or Threatened expropriation proceedings that would adversely affect the use of the Mineral Claims as contemplated by the Technical Report. Except for Permitted Liens, there is no claim against or challenge to the title to or ownership of the Mineral Claims comprising the Project or the Copper Canyon Property.

(h)	All Taxes with respect to the Mineral Claims that are due have been paid in full, and there are no local improvement charges or special levies outstanding in respect of the Mineral Claims and neither NovaGold Sub has received any notice of proposed local improvement charges or special levies.

(i)	Except as disclosed in Schedule 3.1(12) of the NovaGold Disclosure Letter, the Vendor is not aware of any mining lease, agreement, option agreement, royalty agreement, streaming agreement, hedging agreement, off-take agreement, forward sales or similar contracts with respect to the Project or the Copper Canyon Property and, to the knowledge of the Vendor, there is no claim or the basis for any claim that might or could adversely affect the right of the NovaGold Subs, GCP or the Operator to use, transfer or, upon issuance of the necessary mineral rights and Licences allowing for exploration, development or exploitation on the Project or the Copper Canyon Property, conduct exploration, development or exploitation activities on the Mineral Claims, as contemplated by the Technical Report.

(j)	Except as disclosed in Schedule 3.1(12) of the NovaGold Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal (other than the Teck ROFR) or similar provisions or rights which would entitle any Person to any rights or interest in either NovaGold Sub, GCP, or the Operator, or in the Project or the Copper Canyon Property.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(13)         Personal Property. Other than the Excluded Assets and except as disclosed in Schedule 3.1(13) of the NovaGold Disclosure Letter, the NovaGold Subs, GCP and the Operator do not own any Personal Property which had a book value in the Financial Records of either of the NovaGold Subs, GCP or the Operator, as the case may be, at the date hereof, of more than $10,000.

(14)         First Nations. Except as disclosed in Schedule 3.1(14) of the NovaGold Disclosure Letter, neither the Vendor nor either NovaGold Sub nor, to the knowledge of the Vendor, GCP or the Operator, has received any notice of a claim from any First Nation alleging the Project or the Copper Canyon Property violates or infringes their Aboriginal title, Aboriginal rights or treaty land entitlement. The Vendor has disclosed to the Purchaser the nature and substance of any material written or material verbal communications, negotiations or consultation with any First Nations with respect to the Project or the Copper Canyon Property, which to the Knowledge of the Vendor was received in the 5 years prior to the date hereof.

(15)         Premises Leases. Except as disclosed in Schedule 3.1(15) of the NovaGold Disclosure Letter, the NovaGold Subs, GCP and the Operator do not have any Premises Leases.

(16)         Personal Property Leases. Except as disclosed in Schedule 3.1(16) of the NovaGold Disclosure Letter, the NovaGold Subs, GCP and the Operator do not have any Personal Property Leases.

(17)         Contracts. Except as disclosed in Schedule 3.1(17) of the NovaGold Disclosure Letter, there are no Material Contracts to which either NovaGold Sub, GCP or the Operator is a party. The Vendor has made available for inspection true and complete copies of all Material Contracts and has provided all Material Contracts to the Purchaser in the Data Room. Neither of the NovaGold Subs, GCP or the Operator is in default under any Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Material Contract by a NovaGold Sub, GCP the Operator or any other party to the Material Contract. Each Material Contract is in full force and effect, unamended by written or oral agreement, and a NovaGold Sub, GCP or the Operator, as the case may be, is entitled to the full benefit and advantage of each Material Contract in accordance with its terms. Neither of the NovaGold Subs, GCP or the Operator has received any notice of a default by the NovaGold Sub, GCP or the Operator or under any Contract or of a dispute between a NovaGold Sub, GCP or the Operator, as the case may be, and any other Person in respect of any Contract. Except as disclosed in Schedule 3.1(17) of the NovaGold Disclosure Letter, no Consent is required nor is any notice required to be given under any Material Contract by any party thereto or any other Person in connection with the completion of the transactions contemplated by this Agreement in order to maintain all rights of a NovaGold Sub, GCP or the Operator, as the case may be, under such Contract. As at the date hereof, neither of the NovaGold Subs, GCP or the Operator has received written or oral notice that any party to a Material Contract intends to cancel, terminate or otherwise modify or not renew such Material Contract, and no such action has been Threatened.

(18)         Licences. Schedule 3.1(18) of the NovaGold Disclosure Letter lists all of the Licences held in connection with the Project or the Copper Canyon Property. All such Licences are held by a NovaGold Sub, GCP or the Operator free and clear of any and all Liens. All such Licences are valid and are in full force and effect, except as disclosed in Schedule 3.1(18) of the NovaGold Disclosure Letter, neither of the NovaGold Subs, GCP or the Operator and to the knowledge of the Vendor, no other party to whom any of such Licenses have been issued, is in violation of any term or provision or requirement of such Licence, and no Person has Threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any of such Licences.

(19)         Compliance with Anti-Corruption Laws. To the knowledge of the Vendor, none of the Vendor, either NovaGold Sub, GCP or the Operator or their Affiliates, nor any of their respective officers, directors or employees acting on their behalf or any Affiliate has taken, committed to take or been alleged to have taken any action which would cause the Vendor, either NovaGold Sub, GCP or the Operator to be in violation of the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act or any other Applicable Laws relating to anti-corruption or anti-bribery law or regulation.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(20)         Undisclosed Liabilities. Except as set forth in Schedule 3.1(20) of the NovaGold Disclosure Letter, none of the NovaGold Subs, GCP or the Operator has any liabilities (which includes Indebtedness) or obligations of any nature (whether known or unknown, liquidated or unliquidated, due or to become due and whether absolute, accrued, contingent or otherwise) except for liabilities and obligations disclosed or provided for in the GCP Financial Statements. Without limiting the foregoing, none of the NovaGold Subs, GCP or the Operator is a party to or bound by any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any other similar commitment with respect to the obligations or liabilities (which includes Indebtedness), contingent or otherwise, of any other Person.

(21)         Cash Call Advances. There are no outstanding Cash Call Advances that relate to programs or expenditures not complete.

(22)         Consents and Regulatory Approvals. Except as set forth in Schedule 3.1(22)(a), no Consents, Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority is required to be obtained or made by the Vendor or either NovaGold Sub or, to the knowledge of the Vendor, GCP or the Operator, in connection with the execution and delivery of, and performance by the Vendor of its obligations under, this Agreement or the consummation of the transactions contemplated hereby. The statements set forth in Schedule 3.1(22)(b) of the NovaGold Disclosure Letter are factually accurate.

(23)         Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Vendor and the completion (with the giving of any required notices as set forth in Schedule 3.1(22)(a) of the NovaGold Disclosure Letter) of the transactions contemplated by this Agreement, subject to the conditions contained in this Agreement, do not and will not result in or constitute any of the following:

(a)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles, by-laws, partnership agreement or constating documents of the Vendor, either of the NovaGold Subs, GCP or the Operator, as applicable;

(b)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of: (i) any Material Contract or Licence, or (ii) any Contract or other instrument or obligation to which the Vendor, the NovaGold Subs, GCP or the Operator is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Vendor, the NovaGold Subs, GCP or the Operator is bound and, in each case, individually or in the aggregate would materially adversely affect the Vendor’s ability to perform its obligations under this Agreement;

(c)	the creation or imposition of any Lien on any property or asset of either of the NovaGold Subs, GCP or the Operator; or

(d)	the violation of any Applicable Law.

(24)         Legal Proceedings and Orders. Except as set out in Schedule 3.1(24) of the NovaGold Disclosure Letter there is no Legal Proceeding in progress, pending or, to the knowledge of the Vendor, Threatened against or affecting either of the NovaGold Subs, GCP or the Operator or any of their respective officers or directors in their capacity as such, or any of their respective properties or assets or title thereto, which Legal Proceeding involves the possibility of any Damages not fully covered by insurance. Except as set out in Schedule 3.1(24) of the NovaGold Disclosure Letter, there is no Order outstanding against or affecting either of the NovaGold Subs or any of their respective properties or assets.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(25)         Environmental Matters. Except as set out in Schedule 3.1(25) of the NovaGold Disclosure Letter, to the knowledge of the Vendor:

(a)	neither of the NovaGold Subs, GCP or the Operator is or, in the previous five years, has been in violation of any Environmental Laws;

(b)	there have been no releases, deposits or discharges, in violation of Environmental Laws, of any hazardous or toxic substances, contaminants or wastes, within the ownership, possession or control of either of the NovaGold Subs, GCP or the Operator, into the earth, air or into any body of water or any municipal or other sewer or drain water systems;

(c)	with respect to all past and ongoing hydrocarbon releases that have occurred and have been identified, each of such releases has been duly reported pursuant to the spill reporting requirements under Applicable Laws, unless any such release was below the applicable reporting threshold, and the reportable spills in 2008 and 2010 were remediated in accordance with Applicable Laws;

(d)	no orders, directions, demands or notices have been threatened or have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the NovaGold Subs, GCP or the Operator;

(e)	the NovaGold Subs, GCP and the Operator, as of the date hereof, hold all Licences listed in Schedule 3.1(25) of the NovaGold Disclosure Letter which are the Licences required under any Environmental Law in connection with the operation of its business and the ownership and use of its assets. All such Licences are in full force and effect and, to the knowledge of the Vendor, neither of the NovaGold Subs, GCP or the Operator has received notice or is aware of any circumstances that may lead to the revocation, cancellation or curtailment of any of the same; and

(f)	full and accurate particulars of or, in the case of a document, a copy of all environmental or health and safety assessments, audits, reviews or investigations, whether in draft or final form, which concern in whole or in part (directly or indirectly) the current or previous operations of the NovaGold Subs, GCP or the Operator and which are in the possession or control of either of the NovaGold Subs, GCP or the Operator as of the date hereof have been disclosed in the Data Room.

(26)         Transactions with Affiliates et al. Except as set out in Schedule 3.1(26) of the NovaGold Disclosure Letter, neither of the NovaGold Subs, GCP or the Operator is liable in respect of Indebtedness or other obligations to or on behalf of any shareholder, partner, officer, director, Employee or Affiliate of the NovaGold Sub, GCP or the Operator or associates or relatives of any of the foregoing, or any other Person with whom the NovaGold Sub, GCP or the Operator does not deal at arm’s length.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(27)         Insurance.

(a)	Schedule 3.1(27) of the NovaGold Disclosure Letter sets forth and describes all material insurance policies currently maintained by the NovaGold Subs, GCP and the Operator (the “Corporation Policies”). Each of the Corporation Policies is valid and subsisting and in good standing, there is no default thereunder and the NovaGold Subs, GCP and the Operator, as the case may be, is entitled to all rights and benefits thereunder.

(b)	Schedule 3.1(27) of the NovaGold Disclosure Letter sets forth and describes all pending claims under any of the Corporation Policies and identifies the most recent inspection reports, if any, received from insurance underwriters as to the condition or insurance value of the insured property and assets, copies of which have been made available to the Purchaser. Neither of the NovaGold Subs, GCP or the Operator has failed to give any notice or present any claim under any of the Corporation Policies in a due and timely fashion. To the knowledge of the Vendor, there are no circumstances which might entitle a NovaGold Sub, GCP or the Operator to make a claim under any of the Corporation Policies or which might be required under any of the Corporation Policies to be notified to the insurers and no claim under any of the Corporation Policies has been made by either of the NovaGold Subs, GCP or the Operator.

(28)         Tax Matters. Except as set forth in Schedule 3.1(28) of the NovaGold Disclosure Letter.

(a)	The Vendor is not a non-resident of Canada for purposes of the ITA.

(b)	Each of the NovaGold Subs has prepared and filed when due with each relevant Governmental Authority all Tax Returns for any Pre-Closing Period required to be filed by or on behalf of it in respect of any Taxes. All such Tax Returns are correct and complete in all material respects. Additionally, each of GCP and the Operator has prepared and filed when due with each relevant Governmental Authority all Tax Returns for any Pre-Closing Period required to be filed by or on behalf of it in respect of any Taxes. To the knowledge of the Vendor, all such Tax Returns are correct and complete in all material respects. No such Tax Return of the NovaGold Subs, GCP and the Operator contains any material misstatement or omits any material statement that should have been included therein. No such Tax Return has been amended. No extension of time in which to file any such Tax Returns is in effect. No Governmental Authority has asserted that either NovaGold Sub, GCP or the Operator is required to file Tax Returns or pay any Taxes in any jurisdiction where it does not do so.

(c)	Each of the NovaGold Subs and, to the knowledge of the Vendor, each of GCP and the Operator, has paid in full and when due all Taxes required to be paid by it. All instalments, assessments and reassessments and all other Taxes which are due and payable, have been paid in full. Reserves and provisions for Taxes accrued but not yet due on or before the Closing Date are reflected in the Financial Records of the NovaGold Subs, GCP and the Operator and are adequate as of the date of the Financial Records and are in accordance with IFRS (in the case of the GCP Financial Statements) and U.S. GAAP (in the case of the NovaGold Financial Records).

(d)	No deficiencies, assessments or reassessments of the Taxes of either NovaGold Sub, GCP or the Operator have been proposed, asserted or assessed against the NovaGold Subs, GCP or the Operator that are not adequately reserved against. No audit by any Governmental Authority of either of the NovaGold Subs, GCP or the Operator is currently ongoing and there are no outstanding issues which have been raised and communicated to the NovaGold Subs, GCP or the Operator by any Governmental Authority. None of the Vendor or the NovaGold Subs has received any indication from any Governmental Authority that an audit, assessment or reassessment of any of the NovaGold Subs, GCP or the Operator is proposed in respect of any Taxes, regardless of its merits. Neither NovaGold Sub, GCP, nor the Operator has executed or filed with any Governmental Authority any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(e)	Neither NovaGold Sub, GCP nor the Operator is party to or bound by any tax sharing agreement, tax indemnity obligation in favour of any Person or similar agreement in favour of any Person with respect to Taxes.

(f)	Each of the NovaGold Subs, GCP and the Operator has withheld from each amount paid or credited by it to or for the account or benefit of any Person, including any of its present or former Employees, officers and directors, and all Persons who are or are deemed to be non-residents of Canada for purposes of the ITA, all amounts required or permitted by Applicable Law to be withheld, and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Each of the NovaGold Subs and, to the knowledge of the Vendor, each of GCP and the Operator, has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable or required to be withheld and remitted by it in respect of the Employees to the appropriate Governmental Authority within the time required under Applicable Law. Each of the NovaGold Subs, GCP and the Operator has charged, collected and remitted on a timely basis all Taxes as required under Applicable Law on any sale, supply or delivery whatsoever, made by it.

(g)	Neither NovaGold Sub, GCP nor the Operator will be required to include in a tax period ending after the Closing Time any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes in a prior taxable period but that was not included in taxable income for that or another prior tax period.

(h)	Neither NovaGold Sub, GCP nor the Operator has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the ITA) with such NovaGold Sub, GCP or the Operator, as the case may be, the amount of which would be included in its income for Canadian income tax purposes for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada. Neither of the NovaGold Subs, GCP nor the Operator will be required to include in any taxable period ending after the Closing Date any taxable income attributable to income that accrued (or cash that was received), but was not recognized, in any taxable period ending on or before the Closing Date as a result of a reserve, deduction, prepaid amount, advance payment, election, tax credit, the cash method of accounting, the instalment method of accounting, a change in the method of accounting, an agreement with any Governmental Authority, any provision of local, provincial, territorial, federal or foreign Tax Law, or for any other reason.

(i)	Neither NovaGold Sub, GCP nor the Operator has, directly or indirectly, in any of its taxation years for which the limitation period to assess or reassess for Taxes under Applicable Law has not expired, transferred property to or supplied services to, or acquired property or services from, any Person with whom it was not dealing at arm’s length (for the purposes of the ITA) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of such property or services.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(j)	Each NovaGold Sub, GCP and the Operator has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the ITA in respect of all transactions between the NovaGold Sub, GCP or the Operator and any non-resident Person with whom it was not dealing at arm’s length that occurred in any of its taxation years for which the limitation period to assess or reassess for Taxes under Applicable Law has not expired.

(k)	There are no circumstances which exist and would result in, or which have existed and resulted in, the application of any of sections 80, 80.01, 80.02, 80.03 or 80.04 of the ITA, or any equivalent provision of the taxation legislation of any province or any other jurisdiction, to either NovaGold Sub, GCP or the Operator at any time up to and including the Closing Date in respect of any transaction entered into.

(l)	NovaGold Canada, CCR, GCP and the Operator are each registered for the purposes of the GST/HST Legislation having the registration numbers of [***Registration numbers redacted], respectively.

(29)         No Material Adverse Change. (a) Since November 30, 2017, there has been no Material Adverse Change with respect to CCR or NovaGold Canada and no event has occurred nor do any circumstances exist which could result in a Material Adverse Change with respect to CCR or NovaGold Canada, and (b) since December 31, 2017, there has been no Material Adverse Change with respect to GCP or the Operator and no event has occurred nor do any circumstances exist which could result in a Material Adverse Change with respect to GCP or the Operator.

(30)         Absence of Certain Changes or Events. Since November 30, 2017, with respect to CCR and NovaGold Canada, and since December 31, 2017 with respect to GCP and the Operator, the NovaGold Subs, GCP and the Operator have operated in the Ordinary Course of Business, and, in particular, but without limitation, neither of the NovaGold Subs, GCP or the Operator has:

(a)	amended its articles, by-laws, partnership agreement or similar document adopted or filed in connection with the creation, formation or organization of the NovaGold Sub, GCP or the Operator, as the case may be;

(b)	directly or indirectly, declared, set aside for payment or paid any dividend or made any other payment or distribution on or in respect of any of its shares or partnership interests, as the case may be;

(c)	redeemed, purchased, retired or otherwise acquired, directly or indirectly, any of its shares or partnership interests, as the case may be;

(d)	issued or sold any shares or partnership interests, as the case may be, or other securities or issued, sold or granted any option, warrant or right to purchase any of its shares or partnership interests, as the case may be, or other securities or issued any security convertible into its shares or partnership interests, as the case may be, granted any registration rights or otherwise made any change to its authorized or issued share capital;

(e)	made any changes in its accounting principles, policies, practices or methods;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(f)	incurred or assumed any liabilities (including any Indebtedness) or obligations of any nature, whether absolute, accrued, contingent or otherwise, except unsecured current liabilities incurred in the Ordinary Course of Business;

(g)	mortgaged, pledged, granted a security interest in or otherwise created a Lien on any of its property or assets, except in the Ordinary Course of Business and in amounts which, individually and in the aggregate are not material to the financial condition of the NovaGold Sub, GCP or the Operator, as applicable;

(h)	terminated, cancelled, modified or amended in any material respect or received notice or a request for termination, cancellation, modification or amendment of any Material Contract or taken or failed to take any action that would entitle any party to a Material Contract to terminate, modify, cancel or amend any Material Contract;

(i)	incurred any Indebtedness to any other Person or incurred any other liability or obligation to any other Person which is required to be classified as a liability on the liability side of a balance sheet in accordance with generally accepted accounting principles;

(j)	given or agreed to give or become a party to or bound by any guarantee, surety or indemnity in respect of Indebtedness or other obligations or liabilities of any other Person or become a party to any other commitment by which either NovaGold Sub, GCP or the Operator, as the case may be, is, or is contingently, responsible for such Indebtedness or other liability or obligation;

(k)	incurred any material damage, destruction or loss with respect to any of the assets or properties of the NovaGold Sub, GCP or the Operator (whether or not insured);

(l)	purchased or otherwise acquired any interest in any securities of any other Person;

(m)	discharged, settled or satisfied any Legal Proceedings, other than Legal Proceedings reflected in the most recent Financial Records and for amounts not in excess of the amount reserved against therein; or

(n)	agreed, committed or entered into any understanding to take any actions enumerated in paragraphs (a) to (m) of this Section 3.1(30).

(31)         Commissions. The Purchaser will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated by this Agreement because of any action taken by, or agreement or understanding reached by, the Vendor or either of the NovaGold Subs, GCP or the Operator.

(32)         Employment Matters.

(a)	Except as disclosed in Schedule 3.1(32) of the NovaGold Disclosure Letter, none of the NovaGold Subs, and to the knowledge of the Vendor, neither GCP nor the Operator has any Employees.

(b)	Neither NovaGold Sub, and to the knowledge of the Vendor, neither GCP nor the Operator has any obligation to employ, re-employ or have seconded to it any Person.

(c)	Neither NovaGold Sub, and to the knowledge of the Vendor, neither GCP or the Operator has any liability to provide notice of termination, payment in lieu of notice of termination, severance pay or any other liabilities in the event that any employee seconded to it is terminated by its employer.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

3.2          Representations and Warranties of the Purchaser. As a material inducement to the Vendor’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendor is entering into this Agreement in reliance upon the representations and warranties of the Purchaser set out in this Section 3.2, the Purchaser represents and warrants to the Vendor as follows:

(1)           Incorporation and Corporate Power. The Purchaser is a corporation incorporated, organized and subsisting under the laws of the jurisdiction of its incorporation. The Purchaser has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments. No act or proceeding has been taken or authorized by or against the Purchaser in connection with the dissolution, liquidation, winding up, bankruptcy or insolvency of the Purchaser or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Purchaser and no such proceedings have been threatened.

(2)           Authorization by Purchaser. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser.

(3)           Enforceability of Obligations. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. There is no Legal Proceeding in progress, pending, or Threatened against or affecting the Purchaser, and there are no grounds on which any such Legal Proceeding might be commenced and there is no Order outstanding against or affecting the Purchaser which, in any such case, affects adversely or might affect adversely the ability of the Purchaser to enter into this Agreement or to perform its obligations hereunder.

(4)           Consents and Regulatory Approvals. No Consent, Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority is required to be obtained or made by the Purchaser or its Affiliates in connection with the execution and delivery of, and performance by the Purchaser or its Affiliates of its obligations under, this Agreement or the consummation of the transactions contemplated hereby.

(5)           Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Purchaser and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(a)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles, by-laws or constating documents of the Purchaser or its Affiliates; or

(b)	the violation of any Applicable Law.

(6)           Commissions. The Vendor will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated by this Agreement because of any action taken by, or agreement or understanding reached by, the Purchaser.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(7)           No Reliance. The Purchaser acknowledges that neither the Vendor, the NovaGold Subs, nor any other Person, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the NovaGold Subs, their businesses or other matters except as expressly provided in Section 3.1.

(8)           Partnership Agreement. The form of Partnership Agreement has been agreed upon as between the Purchaser and Teck and a true and complete copy of the form the Purchaser and Teck will execute at the Closing Time has been provided to the Vendor.

3.3          Representations and Warranties of the Guarantor. As a material inducement to the Vendor’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendor is entering into this Agreement in reliance upon the representations and warranties of the Guarantor set out in this Section 3.3, the Guarantor represents and warrants to the Vendor as follows:

(1)           Incorporation and Corporate Power. The Guarantor is a corporation incorporated, organized and subsisting under the laws of the jurisdiction of its incorporation. The Guarantor has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments. No act or proceeding has been taken or authorized by or against the Guarantor in connection with the dissolution, liquidation, winding up, bankruptcy or insolvency of the Guarantor or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Guarantor and no such proceedings have been threatened.

(2)           Authorization by Guarantor. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Guarantor.

(3)           Enforceability of Obligations. This Agreement has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms. There is no Legal Proceeding in progress, pending, or Threatened against or affecting the Guarantor, and there are no grounds on which any such Legal Proceeding might be commenced and there is no Order outstanding against or affecting the Guarantor which, in any such case, affects adversely or might affect adversely the ability of the Guarantor to enter into this Agreement or to perform its obligations hereunder.

(4)           Consents and Regulatory Approvals. No Consent, Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority is required to be obtained or made by the Guarantor or its Affiliates in connection with the execution and delivery of, and performance by the Guarantor or its Affiliates of its obligations under, this Agreement or the consummation of the transactions contemplated hereby.

(5)           Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Guarantor and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(a)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles, by-laws or constating documents of the Guarantor or its Affiliates; or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(b)	the violation of any Applicable Law.

(6)           Commissions. The Vendor will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated by this Agreement because of any action taken by, or agreement or understanding reached by, the Guarantor.

3.4          Disclaimer of Warranties. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF THE PARTIES HERETO THAT NONE OF THE VENDOR, EITHER NOVAGOLD SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY OF ANY OF THE NOVAGOLD SUB’S ASSETS), BEYOND THOSE EXPRESSLY GIVEN BY THE VENDOR IN SECTION 3.1. IT IS UNDERSTOOD THAT ANY ESTIMATES, FORECASTS, PROJECTIONS, FINANCIAL MODELS OR OTHER PREDICTIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED OR MADE AVAILABLE TO THE PURCHASER OR ANY OF ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING IN ANY PRESENTATION BY THE VENDOR OR ANY OF ITS AFFILIATES OR MANAGEMENT) ARE NOT, AND SHALL NOT BE DEEMED TO BE, REPRESENTATIONS AND WARRANTIES OF THE VENDOR, THE NOVAGOLD SUBS OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES.

Article 4
CLOSING ARRANGEMENTS

4.1          Closing. Subject to the terms and conditions set forth in this Agreement, the Closing shall take place at 5:00 a.m. on July 27, 2018 (the “Closing Date”) or, if any condition set forth in Article 5 has not been satisfied or waived on such date, the next business day on which all conditions set forth in Article 5 have been satisfied or waived. The Closing shall take place at the Closing Time on the Closing Date at offices of the Vendor’s Counsel in Vancouver, British Columbia or at such other time on the Closing Date or such other place as may be agreed orally or in writing by the Vendor and the Purchaser.

4.2          Vendor’s Closing Deliveries. At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser the following documents:

(a)	a certificate of status or its equivalent under the laws of the jurisdiction of its incorporation with respect to Amalco and the Vendor;

(b)	a certificate of the President or other senior officer of the Vendor certifying:

(i)	the corporate status of the Vendor;

(ii)	the resolutions of the management, board and/or (if required by Applicable Law) equity holder(s) of the Vendor authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by the Vendor; and

(iii)	the incumbency and signatures of the officers of the Vendor executing this Agreement and any other document relating to the transactions contemplated by this Agreement;

(c)	the certificate or certificates representing the Shares;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(d)	a transfer instrument for the Shares, duly executed by the Vendor;

(e)	a transfer instrument for the New Intercompany Receivable, duly executed by the Vendor;

(f)	resignations and releases of the directors and officers of Amalco;

(g)	the minute books, share certificate books and corporate seal of Amalco and each of the NovaGold Subs;

(h)	a bring-down certificate of the President or other senior officer of the Vendor dated as of the Closing Date; and

(i)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to the Purchaser, acting reasonably.

4.3          Purchaser’s Closing Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor the following documents and payments:

(a)	a certificate of status or its equivalent under the laws of the jurisdiction of its incorporation with respect to the Purchaser and the Guarantor;

(b)	a certificate of the President or other senior officer of each of the Purchaser and the Guarantor certifying:

(i)	the corporate status of the Purchaser or the Guarantor, as applicable;

(ii)	the resolutions of the management, board and/or (if required by Applicable Law) equity holder(s) of the Purchaser or the Guarantor, as applicable, authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by the Purchaser or the Guarantor, as applicable; and

(iii)	the incumbency and signatures of the officers of the Purchaser or the Guarantor, as applicable, executing this Agreement and any other document relating to the transactions contemplated by this Agreement;

(c)	a bring-down certificate of the President or other senior officer of the Purchaser dated as of the Closing Date;

(d)	the payment referred to in Section 2.2(a);

(e)	the Promissory Notes, duly executed by the Purchaser;

(f)	the Teck Waiver and Acknowledgement;

(g)	documentation satisfactory to the Vendor evidencing satisfaction of the conditions in Section 5.3(5); and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(h)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendor to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to the Vendor, acting reasonably.

Article 5
CONDITIONS OF CLOSING

5.1          Purchaser’s Conditions. The Purchaser shall not be obligated to complete the transactions contemplated by this Agreement, including the purchase of the Shares or the New Intercompany Receivable, unless, at or before the Closing Time, each of the conditions listed below in this Section 5.1 has been satisfied (or, where permitted by Applicable Law, waived by the Purchaser), it being understood that the said conditions are included for the exclusive benefit of the Purchaser. The Vendor shall take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the conditions listed below in this Section 5.1 are fulfilled at or before the Closing Time.

(1)           Representations and Warranties. The representations and warranties of the Vendor in Section 3.1 shall be true and correct at the Closing, except as result of the implementation of the Pre-Closing Reorganization.

(2)           Vendor’s Compliance and Deliverables. The Vendor shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to the Purchaser at the Closing all the documents contemplated in Section 4.2 and elsewhere in this Agreement.

(3)           Material Adverse Change. During the Interim Period, there shall have been no Material Adverse Change with respect to any of the NovaGold Subs (including, for greater certainty, Amalco), GCP or the Operator.

(4)           No Litigation. During the Interim Period, there shall have been no Order (whether temporary, preliminary or permanent) made or any Legal Proceedings commenced or Threatened:

(a)	against Amalco or the NovaGold Subs, as applicable, or either Party or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, prohibiting, preventing or restraining, temporarily or permanently, the completion of the transactions contemplated by this Agreement; or

(b)	against Amalco or the NovaGold Subs, as applicable, or either Party or against any of their respective Affiliates or any of their respective directors or officers which:

(i)	in the result, could adversely affect the right of the Purchaser to acquire or retain the Shares or the New Intercompany Receivable; or

(ii)	could make the completion of the transactions contemplated by this Agreement inadvisable.

(5)           No Law. During the Interim Period, no Governmental Authority shall have enacted, issued or promulgated any Law which has the effect of (a) making any of the transactions contemplated by this Agreement illegal, or (b) otherwise prohibiting, preventing or restraining the consummation of any of the transactions contemplated by this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(6)           Partnership Agreement. Teck and the Purchaser (or its Affiliate) will have entered into the Partnership Agreement.

(7)           Pre-Closing Reorganization. The Pre-Closing Reorganization will have been implemented in accordance with the steps set out in Exhibit A.

5.2          Condition Not Fulfilled. If any condition in Section 5.1 has not been fulfilled at or before the Outside Date or if any such condition is, or becomes, impossible to satisfy prior to the Outside Date, other than as a result of the failure of the Purchaser to comply with its obligations under this Agreement, then the Purchaser in its sole discretion may, without limiting any rights or remedies available to the Purchaser at law or in equity, either:

(a)	terminate this Agreement by notice to the Vendor, as provided in Section 8.1(b); or

(b)	waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

5.3          Vendor’s Conditions. The Vendor shall not be obligated to complete the transactions contemplated by this Agreement unless, at or before the Closing Time, each of the conditions listed below in this Section 5.3 has been satisfied (or, where permitted by Applicable Law, waived by the Vendor), it being understood that the said conditions are included for the exclusive benefit of the Vendor. The Purchaser shall take all such actions, steps and proceedings as are reasonably within the Purchaser’s control as may be necessary to ensure that the conditions listed below in this Section 5.3 are fulfilled at or before the Closing Time.

(1)           Representations and Warranties. The representations and warranties of the Purchaser in Section 3.2 shall be true and correct at the Closing.

(2)           Purchaser’s Compliance and Deliverables. The Purchaser shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to the Vendor at the Closing all the documents contemplated in Section 4.3 and elsewhere in this Agreement.

(3)           No Litigation. During the Interim Period, there shall have been no Order (whether temporary, preliminary or permanent) made or any Legal Proceedings commenced or Threatened against the Amalco or the NovaGold Subs, as applicable, or either Party or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, prohibiting, preventing or restraining the completion of the transactions contemplated by this Agreement.

(4)           No Law. During the Interim Period, no Governmental Authority shall have enacted, issued or promulgated any Law which has the effect of (i) making any of the transactions contemplated by this Agreement illegal, or (ii) otherwise prohibiting, preventing or restraining the consummation of any of the transactions contemplated by this Agreement.

(5)           NovaGold Guarantee. The Guarantor or an Affiliate will assume all obligations under the NovaGold Guarantee and Teck will release the Vendor from all liability in connection with the NovaGold Guarantee.

5.4          Condition Not Fulfilled. If any condition in Section 5.3 has not been fulfilled at or before the Outside Date or if any such condition is, or becomes, impossible to satisfy prior to the Outside Date, other than as a result of the failure of the Vendor to comply with its obligations under this Agreement, then the Vendor in its sole discretion may, without limiting any rights or remedies available to the Vendor at law or in equity, either:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(a)	terminate this Agreement by notice to the Purchaser as provided in Section 8.1(c); or

(b)	waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

Article 6
INDEMNIFICATION

6.1          Survival. All provisions of this Agreement and of any other agreement, certificate or instrument delivered pursuant to this Agreement, other than the conditions in Article 5 hereof, shall not merge on Closing but shall survive the execution, delivery and performance of this Agreement, the Closing and the execution and delivery of any transfer documents or other documents of title to the Shares and the New Intercompany Receivable and all other agreements, certificates and instruments delivered pursuant to this Agreement and the payment of the consideration for the Shares and the New Intercompany Receivable.

6.2          Indemnity by the Vendor. The Vendor shall indemnify the Purchaser’s Indemnified Parties and save them fully harmless against, and will reimburse them for, any Damages arising from, in connection with or related in any manner whatsoever to:

(a)	any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(b)	any breach or any non-fulfilment of any covenant, agreement or obligation on the part of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(c)	any Indebtedness or any current liabilities of the NovaGold Subs existing at or accrued as of the Closing Time (whether or not any claim in respect thereof is made prior to, at or following the Closing Time) excluding, for greater certainty, (i) the Reclamation Deposits, including any cash, security, letters of credit, bonds or similar obligations that NCI may be required to post in lieu of such Reclamation Deposits up to an amount equal to the aggregate amount of the Reclamation Deposits, and (ii) the New Intercompany Receivable;

(d)	any claim by [***Specific third party redacted] or [***Specific pronoun redacted] successors or assigns, under the [***Specific claim redacted] purchase and sale agreement dated [***Specific date redacted], among [***Specific third party redacted], NovaGold Canada Inc. and GCMC; and

(e)	any claim by [***Specific third party redacted] or [***Specific pronoun redacted] successors, assigns, or personal representatives under the letter dated [***Specific date redacted] with respect to the [***Specific claim redacted],(formally mineral claim no. [***Specific claim number redacted], and currently a portion of mineral claim no. [***Specific claim number redacted], as referenced in an Assignment and Assumption Agreement dated [***Specific date redacted] recorded against [***Specific claim redacted].

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

in each case, except to the extent any such Damages relate to the amount or character for tax purposes of any tax attribute relating to a Stub Tax Period, including non-capital losses, capital losses, cumulative Canadian development expense pool, and cumulative Canadian exploration expense pool.

6.3          Tax and Pre-Closing Reorganization Indemnity.

(1)           In addition to and without limiting the generality of Section 6.2, the Vendor shall indemnify the Purchaser’s Indemnified Parties and save them fully harmless against any Taxes and other Damages which may be suffered or incurred by any of the Purchaser’s Indemnified Parties (“Purchaser’s Indemnified Taxes”) as a result of, or arising out of or in connection with or related in any manner whatever to any Taxes required to be paid by Amalco or the NovaGold Subs:

(a)	in respect of a Pre-Closing Tax Period; and

(b)	in respect of the portion of a Straddle Period ending immediately prior to the Closing Date (as determined under Section 7.7(3)) (all such periods referred to in clauses (a) and (b) above collectively referred to herein as the “Stub Tax Period”), in each case, except to the extent such Taxes or other Damages: (i) would not have arisen in a Stub Tax Period but for the Pre-Closing Reorganization; or (ii) relate to the amount or character for tax purposes of any tax attribute relating to a Stub Tax Period, including non-capital losses, capital losses, cumulative Canadian development expense pool, and cumulative Canadian exploration expense pool.

(2)           In addition to and without limiting the generality of Section 6.4, the Purchaser shall indemnify the Vendor’s Indemnified Parties and save them fully harmless against any Taxes and other Damages which may be suffered or incurred by any of the Vendor’s Indemnified Parties (“Vendor’s Indemnified Taxes”) that would not have arisen in a Stub Tax Period but for the Pre-Closing Reorganization.

6.4          Indemnity by the Purchaser. The Purchaser shall indemnify the Vendor’s Indemnified Parties and save them fully harmless against, and will reimburse them for, any Damages arising from, in connection with or related in any manner whatsoever to:

(a)	any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; and

(b)	any breach or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

6.5          Claim Notice. If an Indemnified Party becomes aware of any act, omission or state of facts that may give rise to Damages in respect of which a right of indemnification is provided for under this Article 6, the Indemnified Party shall promptly give written notice thereof (a “Claim Notice”) to the Indemnifying Party. The Claim Notice shall specify whether the potential Damages arise as a result of a claim by a Person against the Indemnified Party (a “Third Party Claim”) or whether the potential Damages arise as a result of a claim directly by the Indemnified Party against the Indemnifying Party (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)	the factual basis for the Direct Claim or Third Party Claim, as the case may be; and

(b)	the amount of the potential Damages arising therefrom, if known.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive a Claim Notice in time effectively to contest the determination of any liability susceptible of being contested or to assert a right to recover an amount under applicable insurance coverage, then the liability of the Indemnifying Party to the Indemnified Party under this Article 6 shall be reduced only to the extent that Damages are actually incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give the Claim Notice on a timely basis. Nothing in this Section 6.5 shall be construed to affect the time within which a Claim Notice must be delivered pursuant to Sections 6.6(1) and 6.6(2) in order to permit recovery pursuant to Section 6.2(a) or 6.4(a) as the case may be. In respect of any Claim Notice concerning Indemnified Taxes, an Indemnified Party shall deliver with its Claim Notice a copy of any assessment, reassessment, notice of confirmation thereof, proposal to assess or reassess, appeal or notification of a similar proceeding, together with all correspondence related to such documents.

6.6          Time Limits for Claim Notice for Breach of Representations and Warranties.

(1)           Notice by the Purchaser. No Damages may be recovered from the Vendor pursuant to Section 6.2(a) unless (subject to an Extension Event) a Claim Notice is delivered by the Purchaser in accordance with the timing set out below:

(a)	with respect to the Vendor Fundamental Representations and Warranties, at any time after Closing;

(b)	with respect to all other representations and warranties, other than Section 3.1(25) and Section 3.1(28), at any time within [***Relevant time period redacted] after Closing;

(c)	with respect to the representations and warranties in Section 3.1(25), at any time within [***Relevant time period redacted] after Closing; and

(d)	with respect to the representations and warranties in Section 3.1(28), at any time before the date that is [***Relevant time period redacted] after the relevant Governmental Authorities are no longer entitled to assess or reassess the NovaGold Subs in respect of the Taxes in question, having regard, without limitation, to:

(i)	any waiver given by the NovaGold Subs, as applicable, before the Closing Date in respect of such Taxes; and

(ii)	any entitlement of a Governmental Authority to assess or reassess a NovaGold Sub without limitation in the event of fraud or misrepresentation attributable to neglect, carelessness or wilful default, provided, however, that in the event of fraud, fraudulent misrepresentation or intentional misrepresentation (an “Extension Event”), relating to a representation and warranty of the Vendor in this Agreement, then notwithstanding the foregoing time limitations, the Purchaser Indemnified Parties shall be entitled to deliver a Claim Notice at any time for purposes of such a claim. Unless (subject to an Extension Event) a Claim Notice has been given in accordance with the timing set out in Sections 6.6(1)(b), (c) or (d), with respect to the representations and warranties referred to in any such Section, the Vendor shall be released on the date set out in Sections 6.6(1)(b), (c) or (d) as applicable, from all obligations in respect of representations and warranties referenced in those Sections and from the obligation to indemnify the Purchaser’s Indemnified Parties in respect thereof pursuant to Section 6.2(a). This Section 6.6(1) shall not be construed to impose any time limit on the Purchaser’s right to assert a claim to recover Damages under Sections 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.3(1) whether or not the basis on which such a claim is asserted could also entitle the Purchaser to make a claim for Damages pursuant to Section 6.2(a).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(2)           Notice by the Vendor. No Damages may be recovered from the Purchaser pursuant to Section 6.4(a) unless a Claim Notice is delivered by the Vendor in accordance with the timing set out below:

(a)	with respect to the Purchaser Fundamental Representations and Warranties at any time after Closing; and

(b)	with respect to all other representations and warranties, at any time within [***Relevant time period redacted] after Closing,

provided, however, that in the event of an Extension Event relating to a representation and warranty of the Purchaser in this Agreement, then notwithstanding the foregoing time limitations, the Vendor’s Indemnified Parties shall be entitled to deliver a Claim Notice at any time for purposes of such a claim. Unless (subject to an Extension Event) a Claim Notice has been given in accordance with the timing set out in Section 6.6(2)(b) with respect to the representations and warranties referred to in such Section, the Vendor shall be released on the date set out in Section 6.6(2)(b) from all obligations in respect of representations and warranties referenced in Section 6.6(2)(b) and from the obligation to indemnify the Vendor’s Indemnified Parties in respect thereof pursuant to Section 6.4(a). This Section 6.6(2) shall not be construed to impose any time limit on the Vendor’s right to assert a claim to recover Damages under Sections 6.3(2) or 6.4(b) whether or not the basis on which such a claim is asserted could also entitle the Vendor to make a claim for Damages pursuant to Section 6.4(a).

6.7          Certain Limitations.

(1)           Damages from Vendor. No Damages may be recovered from the Vendor pursuant to Section 6.2(a) unless and until the accumulated aggregate amount of Damages of the Purchaser’s Indemnified Parties arising pursuant to Section 6.2(a) exceeds $250,000, in which event the accumulated aggregate amount of all such Damages may be recovered up to: (a) in respect of any claim to recover Damages based on any incorrectness in or breach of the Vendor Fundamental Representations and Warranties, a maximum of the value of the Purchase Price, or (b) in respect of any claim to recover Damages based on any incorrectness in or breach of any other representation or warranty of the Vendor pursuant to the indemnities in Section 6.2(a), $27,500,000. The maximum aggregate amount of all Damages that may be recovered by the Purchaser pursuant to the indemnity in Section 6.2(e) is $30,000,000. Such limitations shall have no application to any claim to recover Damages based on any incorrectness in or breach of any other representation or warranty of the Vendor in this Agreement resulting from fraud, fraudulent misrepresentation or intentional misrepresentation by the Vendor, nor shall the limitations be construed to apply to any of the indemnities in Sections 6.2(b), 6.2(c), 6.2(d) and 6.3(1).

(2)           Damages from Purchaser. No Damages may be recovered from the Purchaser pursuant to Section 6.4(a) unless and until the accumulated aggregate amount of Damages of the Vendor’s Indemnified Parties arising pursuant to Section 6.4(a) exceeds $250,000, in which event the accumulated aggregate amount of all such Damages may be recovered up to: (a) in respect of any claim to recover Damages based on any incorrectness in or breach of the Purchaser Fundamental Representations and Warranties, a maximum of the value of the Purchase Price, or (b) in respect of any claim to recover Damages based on any incorrectness in or breach of any other representation or warranty of the Purchaser pursuant to the indemnities in Section 6.4(a), $27,500,000. Such limitation shall have no application to any claim to recover Damages based on any incorrectness in or breach of any other representation or warranty of the Purchaser in this Agreement resulting from fraud, fraudulent misrepresentation or intentional misrepresentation by the Purchaser, nor shall the limitation be construed to apply to any of the indemnities in Sections 6.3(2) or 6.4(b).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(3)           For the purpose of determining Damages under this Article 6 (but, not for greater certainty, for the purposes of determining whether a breach of a representation or warranty has occurred) all of the representations and warranties set out in Sections 3.1 and 3.2 and in any certificate that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Change” or words of similar import or effect shall be deemed to have been made without any such qualification.

6.8          Agency for Non-Parties. Notwithstanding Section 9.14, each Party hereby accepts each indemnity in favour of each of its Indemnified Parties who are not Parties as agent and trustee of that Indemnified Party. Each Party may enforce an indemnity in favour of any of that Party’s Indemnified Parties on behalf of each such Indemnified Party.

6.9          Direct Claims. In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of a Claim Notice in respect thereof within which to make such investigation as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate its right to be indemnified under this Article 6, together with all such other information as the Indemnifying Party may reasonably request. If the Parties fail to agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof), the Indemnified Party shall be free to pursue such remedies as may be available to it.

6.10        Third Party Claims.

(1)           Rights of Indemnifying Party. In the event a Claim Notice is delivered with respect to a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in but not control the negotiation, settlement or defence of the Third Party Claim, which control shall rest at all times with the Indemnified Party (except as otherwise described in Section 6.10(4)), unless the Indemnifying Party:

(a)	irrevocably and unconditionally acknowledges in writing complete responsibility for, and agrees to indemnify the Indemnified Party in respect of all Damages relating to, the Third Party Claim;

(b)	furnishes evidence to the Indemnified Party whenever requested by the Indemnified Party, which is satisfactory to the Indemnified Party of the Indemnifying Party’s financial ability to indemnify the Indemnified Party; and

(c)	in the case of a Third Party Claim that concerns Indemnified Taxes, complies and continues to comply with its obligations under Section 7.8,

in which case the Indemnifying Party may assume such control at its expense through counsel of its choice; provided, however, that notwithstanding the foregoing, the Indemnifying Party shall not be permitted to assume control of the negotiation, settlement or defence of the Third Party Claim if: (i) such Third Party Claim seeks equitable relief against the Indemnified Party as a primary form of relief; (ii) such Third Party Claim involves criminal liability or (iii) such Third Party Claim concerns Indemnified Taxes discussed in Section 6.10(4).

(2)           Respective Rights on Indemnifying Party’s Assumption of Control. If the Indemnifying Party elects to assume control as contemplated in Section 6.10(1), the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party’s out-of-pocket expenses incurred as a result of such assumption. The Indemnified Party shall continue to have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences), in which case the fees and disbursements of such counsel shall be paid by the Indemnifying Party. The Indemnified Party shall co-operate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(3)           Lack of Reasonable Diligence. If, having elected to assume control as contemplated by Section 6.10(1), the Indemnifying Party thereafter fails to conduct the negotiation, settlement or defence of the relevant Third Party Claim with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

(4)           Joint Control for Certain Tax Claims. The Vendor and the Purchaser’s Indemnified Party shall jointly control and participate in the negotiation, settlement and defence of (a) any Third Party Claim relating to Taxes for any Straddle Period and (b) any Third Party Claim relating partly to Pre-Closing Tax Periods and partly to other tax periods. Neither the Vendor nor the Purchaser’s Indemnified Party shall settle any such Third Party Claim without the written consent of the other, which consent shall not be unreasonably withheld or delayed.

(5)           Commercially Necessary Payments Prior to Settlement. If any Third Party Claim is of a nature such that it is necessary in the reasonable view of the Indemnified Party acting in a manner consistent with reasonable commercial practices, in order to preserve the rights of the Indemnified Party under such Contract, to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related Legal Proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

(6)           Compulsory Payments Prior to Settlement.

(a)	In the case of a Claim Notice concerning an amount of Damages (i) required to be paid by an Indemnified Party under Applicable Law or any Order, or (ii) in respect of which any amount is garnished by a Governmental Authority (each such amount a “Preliminary Compulsory Payment Amount”), the Indemnifying Party shall, within 10 days of receipt of the Claim Notice, pay the Indemnified Party an amount equal to the Preliminary Compulsory Payment Amount.

(b)	Upon the occurrence of a Final Compulsory Payment Indemnification Event (if any), (i) if the aggregate of all Preliminary Compulsory Payment Amounts is less than the amount so determined under the Final Determination to be the amount owing (the “Final Compulsory Payment Amount”), the Indemnifying Party shall, within 10 days of the time that the Indemnified Party notifies the Indemnifying Party of the occurrence of the Final Compulsory Payment Indemnification Event, pay to the Indemnified Party an amount equal to the difference between the aggregate for all Preliminary Compulsory Payment Amounts and the Final Compulsory Payment Amount, and (ii) if the aggregate of all Preliminary Compulsory Payment Amounts exceeds the Final Compulsory Payment Amount, the Indemnified Party shall within 10 days of the receipt of any related refund or credit, pay to the Indemnifying Party the amount of such refund or credit (including any interest paid or credited with respect thereto but net of any Taxes payable by the Indemnified Party in respect of such refund, credit or interest).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(7)           Other Rights of Indemnified Party. If the Indemnifying Party does not, or is not permitted to, assume control of the defence of any Third Party Claim pursuant to Section 6.10(1), the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

6.11        Interest on Damages. The amount of any Damages which is subject to indemnification hereunder shall bear interest from and including the date the Indemnified Party was notified of the claim for Damages at the Prime Rate calculated from and including such date to but excluding the date reimbursement of such Damages by the Indemnifying Party is made, compounded monthly, and the amount of such interest shall be deemed to be part of such Damages.

6.12        Set-off. The Purchaser shall be entitled to set off the amount of any Damages subject to indemnification under this Agreement against any other amounts payable by the Purchaser to the Vendor (or any permitted assignee of this Agreement or any Promissory Note), whether under this Agreement, the Promissory Notes or otherwise.

6.13        Cooperation. Each Indemnified Party and Indemnifying Party shall reasonably cooperate and assist each other in determining the validity of any claim for indemnity by an Indemnified Party and otherwise in resolving such matters. Such assistance and cooperation will include providing reasonable access to information, records and documents relating to such matters and furnishing employees to assist in the investigation, defence and resolution of such matters.

6.14        Adjustment to Purchase Price. Unless otherwise required by Applicable Law or a Governmental Authority, all indemnification payments under this Article 6 shall be treated as adjustments to the Purchase Price.

Article 7
COVENANTS

7.1          Investigation. During the Interim Period, the Vendor shall give, or cause to be given, to the Purchaser and its Representatives reasonable access during normal business hours to the property and assets of the NovaGold Subs and, to the extent the Vendor is reasonably able GCP and the Operator, which access the Vendor will use commercially reasonable efforts to obtain, as the Purchaser deems necessary to familiarize itself with the property and assets of the NovaGold Subs, GCP and the Operator, as applicable. Such investigations, inspections, surveys and tests shall be carried out during normal business hours and without undue interference with the operations of the NovaGold Subs, GCP and the Operator, and the Vendor shall co-operate fully in facilitating such investigations, inspections, surveys and tests and shall furnish copies of all such documents and materials relating to such matters as may be reasonably requested by or on behalf of the Purchaser.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

7.2          Transaction Personal Information. Each Party shall comply with Privacy Law in the course of collecting, using and disclosing Transaction Personal Information. The Purchaser shall collect Transaction Personal Information prior to Closing only for purposes related to the transactions contemplated by this Agreement and as is necessary to determine whether to proceed with such transactions in connection with its investigations of the NovaGold Subs, GCP and the Operator and their respective properties and assets and, if the Purchaser does not elect to terminate this Agreement as provided herein, for the completion of such transactions. During the Interim Period, the Purchaser shall not disclose Transaction Personal Information to any Person other than to its Representatives who are evaluating and advising on the transactions contemplated by this Agreement. If the Purchaser proceeds with the transactions contemplated by this Agreement, the Purchaser shall not, following the Closing, without the consent of the individuals to whom such Personal Information relates or as permitted or required by Applicable Law, use or disclose Transaction Personal Information:

(a)	for purposes other than those for which such Transaction Personal Information was collected by the Vendor prior to the Closing; and

(b)	which does not relate directly to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

The Purchaser shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure, as provided by Privacy Law. The Purchaser shall cause its Representatives to observe the terms of this Section 7.2 and to protect and safeguard Transaction Personal Information in their possession. If the Vendor or the Purchaser terminates this Agreement as provided herein, the Purchaser shall promptly deliver to the Vendor all Transaction Personal Information in its possession or in the possession of any of its Representatives, including all copies, reproductions, summaries or extracts thereof.

7.3          Confidentiality.

(1)           Information To Be Confidential. Each Recipient shall treat confidentially and not disclose, and shall cause each of its Representatives to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information of a Discloser.

(2)           Use Of Confidential Information. A Recipient may disclose Confidential Information only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the transaction contemplated by this Agreement. No Recipient shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the applicable Discloser.

(3)           Required Disclosure. If a Recipient or any of its Representatives receives a request or is legally required to disclose all or any part of the Confidential Information of a Discloser, such Recipient shall (a) promptly notify the Discloser of the request or requirement, (b) consult with the Discloser on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (c) if requested by the Discloser, and at the Discloser’s expense, take all necessary steps to seek a protective order or other appropriate remedy. If a protective order or other remedy is not available, or if the Discloser waives compliance with the provisions of this Section 7.3(3), (i) the Recipient receiving the request for disclosure or its Representatives, as the case may be, may disclose to the Person requiring disclosure only that portion of the Confidential Information which such Recipient is advised by written opinion of its counsel is legally required to be disclosed, and (ii) such Recipient shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by such Recipient or its Representatives not permitted by this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(4)           Return or Destruction. Following the termination of this Agreement in accordance with the provisions of this Agreement, at the request of the Discloser each Recipient shall (and shall cause each of its Representatives to) (a) return promptly to the Discloser all physical copies of the Confidential Information of the Discloser, excluding Notes, then in such Recipient’s possession or in the possession of its Representatives and (b) destroy all (i) electronic copies of such Confidential Information, and (ii) Notes (including electronic copies thereof) prepared by such Recipient or any of its Representatives, in a manner that ensures the same may not be retrieved or undeleted by such Recipient or any of its Representatives. Notwithstanding the foregoing, the Recipient shall not be required to destroy, and shall be permitted to retain: (a) back-up copies of computer files created in the ordinary course of business, although if such copies are restored from back-up files after the Discloser has requested the return or destruction of the Confidential Information they contain, then any Confidential Information in such restored files shall be treated in confidence and shall be destroyed, (b) any Confidential Information that has been included within or referred to in board papers (including submissions to or any minutes of deliberations of the board of directors of the Recipient or any committee thereof), and (c) any Confidential Information that is reasonably required to defend the Recipient in any legal proceeding brought or threatened against it.

(5)           Exceptions. For a period of 5 years after the Closing, the Vendor shall and shall use its commercially reasonable efforts to cause its Representatives to, hold, in confidence any and all information, whether written or oral, concerning the Amalco, the Operator and/or the Project, except to the extent that the Vendor can show that such information: (a) is required to be disclosed pursuant to Applicable Law, including for greater certainty applicable securities Laws and applicable stock exchange policies, (b) is generally available to the public, other than as a result of a disclosure by the Vendor, any of its Affiliates or any of their respective Representatives or (c) is received by the Vendor, any of its Affiliates or any of their respective Representatives on a non-confidential basis from sources that are not prohibited from disclosing such information by a confidentiality agreement with, or a contractual, fiduciary or other legal confidentiality obligation to. If the Vendor, any of its Affiliates or any of their respective Representatives receives a request or is legally required to disclose all or any part of any information, the provisions of Section 7.3(3) shall apply mutatis mutandis.

7.4          Action During Interim Period.

(1)           Operate in Ordinary Course. During the Interim Period, the Vendor shall cause the NovaGold Subs to operate in the Ordinary Course of Business in compliance with Applicable Law and the terms and conditions of all Contracts, and in a manner consistent with past custom and practice, except for the transfer of the Excluded Assets from the NovaGold Subs to the Vendor or an affiliate of the Vendor and except for the limitation on the exercise of NovaGold Canada’s powers as a partner of GCP as set out in Section 7.4(2)(b).

(2)           Negative Covenants. Except in accordance with this Agreement (including for greater certainty, as pertains to the Pre-Closing Reorganization, the disposition of the Excluded Assets and the name change of NovaGold Canada prior to Closing) or with the prior written consent of the Purchaser, not to be unreasonably withheld, during the Interim Period, the Vendor shall:

(a)	ensure that neither of the NovaGold Subs nor, to the extent the Vendor is reasonably able, GCP and the Operator take any action that if taken prior to the date hereof would have caused the representations and warranties in Section 3.1(30) to be incorrect; and

(b)	not provide any approvals or take any action, or allow the NovaGold Subs or Amalco to provide any approvals or take any action, under the GCP GP Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(3)           Positive Covenants. During the Interim Period, the Vendor shall promptly (a) notify the Purchaser if it becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Change with respect to (i) the NovaGold Subs, GCP, the Operator or Amalco, as applicable, or (ii) the Project or the Copper Canyon Property or the Mineral Claims comprising the Project or the Copper Canyon Property, and (b) provide the Purchaser with copies of any notices or other communications received by the Vendor or the NovaGold Subs that relate, in any way, to GCP, the Operator, the Project or the Copper Canyon Property.

7.5          Exclusive Dealings. During the Interim Period, neither the Vendor nor any of its Representatives or shareholders shall directly or indirectly in any manner (nor permit any NovaGold Sub to):

(a)	entertain, solicit or encourage;

(b)	furnish or cause to be furnished any information to any Persons (other than the Purchaser or its Representatives) in connection with; or

(c)	negotiate or otherwise pursue;

any proposal or discussions for or in connection with any possible sale of any Shares, the New Intercompany Receivable or the Project, no matter how structured, including without limitation by sale of all or any significant or controlling part of the shares of the Vendor, by sale or license of all or any significant part of the property and assets of the NovaGold Subs, or by any merger or other business combination involving the Vendor or otherwise (each of the foregoing proposals or discussions, whether written or oral, an “Alternative Transaction”). The Vendor shall immediately notify the Purchaser in writing of (i) the receipt during the Interim Period of any proposal for an Alternative Transaction or any requests for any information relating to the NovaGold Subs or for access to the properties, books or records of a NovaGold Sub by any Person which has informed the Vendor that such Person is considering making, or has made, a proposal for an Alternative Transaction, and (ii) the terms of any such Alternative Transaction, including the identity of the Person or Persons making such proposal. The Vendor shall be responsible for any breach by its Representatives or shareholders of any of the provisions of this Section 7.5.

7.6          Consents and Approvals.

(1)           Subject to the terms and conditions contained herein, the Parties shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under Applicable Laws and to consummate and make effective the transactions contemplated by this Agreement on the Closing Date, including any and all efforts to obtain, prior to the Closing, any Consents and Regulatory Approvals.

(2)           Each of the Parties shall promptly inform the other of any communication from or with any Governmental Authority regarding any of the transactions contemplated by this Agreement. If any Party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party will make, or cause to be made, as soon as reasonably practicable and to the extent practicable after consultation with the other Party, an appropriate response in compliance with such request.

7.7          Preparation of Tax Returns.

(1)           The Purchaser shall cause to be prepared and filed on a timely basis all Tax Returns for the NovaGold Subs and Amalco (and to the extent not otherwise done by Teck, all Tax Returns for GCP and the Operator) for (a) any Pre-Closing Tax Period for which Tax Returns have not been filed as of the Closing Date and (b) for any Straddle Period for which Tax Returns are required to be prepared and filed (all Tax Returns referred to in clause (a) and (b) above collectively being referred to herein as the “Stub Period Returns”). The Purchaser shall prepare each Stub Period Return on a basis consistent with (i) Applicable Law, and (ii) the past practices and procedures of each such entity, as applicable. For the avoidance of doubt, the Vendor or the Purchaser may cause Amalco to make an election pursuant to subsection 256(9) of the ITA in respect of the taxation year of Amalco, ending on the acquisition of control of it by the Purchaser. The Purchaser shall provide to the Vendor for its review a draft of each Stub Period Return no later than 30 days in the case of an income Tax Return, and 10 days in the case of any other Tax Return, prior to the due date for filing such Tax Return with the appropriate Governmental Authorities. The Vendor shall notify the Purchaser in writing within 15 days in the case of an income Tax Return, and 5 days in the case of any other Tax Return, after delivery of a Stub Period Return if it has any reasonable comments with respect to items set forth in such Stub Period Return. The Purchaser shall incorporate all such comments that comply with the foregoing.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(2)           Other than Taxes which were specifically taken into account in computing the Purchase Price or any Taxes that would not have arisen in a Stub Tax Period but for the Pre-Closing Reorganization, the Vendor shall pay (a) all Taxes due with respect to all Tax Returns for the NovaGold Subs for any Pre-Closing Tax Period and (b) with respect to all Tax Returns for the NovaGold Subs and Amalco for any Straddle Period, Taxes allocable to the portion of the Straddle Period ending immediately prior to the Closing Date (as determined under Section 7.7(3)).

(3)           In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending immediately prior to the Closing Date shall be:

(a)	in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period prior to the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

(b)	in the case of Taxes not described in (a) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, or Taxes that are based upon occupancy or imposed in connection with any sale or other transfer or assignment of property), the amount of such Taxes determined as if such tax period ended immediately prior to the Closing Date.

7.8          Amendments to Tax Returns. Except as required by Applicable Law, the Purchaser and each of the NovaGold Subs and Amalco, as the case may be, shall not, without prior written consent of the Vendor, refile, amend or otherwise modify any Tax Return filed for a Pre-Closing Tax Period or a Straddle Period.

7.9          Tax Refunds. Any refunds or credits of Taxes (including any interest paid or credited with respect thereto net of any Taxes paid by a Purchaser’s Indemnified Party on such interest) of, or with respect to, any NovaGold Sub or Amalco, as the case may be, for any Pre-Closing Tax Period will be for the account of the Vendor. The Purchaser and Amalco shall promptly inform the Vendor of any such refunds or credits to which the Vendor may be entitled hereunder and, if the Vendor so requests and at the Vendor’s expense, cause Amalco to file for, pursue and obtain any such refunds or credits, including through the prosecution of any proceeding which the Vendor chooses to direct Amalco to pursue. The Vendor shall have the right, at its expense, to participate in but not control the prosecution of any such refund or credit claim, which control shall rest at all times with Amalco. The Purchaser shall pay over, as additional Purchase Price, an amount equal to the amount of any such refunds or credits to the Vendor within 10 calendar days following the date such refunds or credits were paid or credited by the relevant Governmental Authority to Amalco. Notwithstanding the foregoing, the Purchaser shall have no obligation to take any action under this Section 7.9 that it determines, acting reasonably, would be prejudicial to its interests.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

7.10        Cooperation Respecting Tax Matters. Each Party shall provide reasonable cooperation to the other Party and their counsel in respect of Tax matters arising under this Agreement (“Tax Matters”), including:

(a)	providing prompt notice to the other Party in writing of any pending or threatened Tax audits or assessments of either NovaGold Sub or Amalco for tax periods for which the other may have a liability under this Agreement;

(b)	providing the other Party and its counsel with draft copies of all filings, motions, applications, correspondence and other documents the Party defending the claim intends to file with or deliver to any Governmental Authority in connection with a Tax Matter at least 10 Business Days prior to the date on which such documents are filed or delivered and considering the comments of the other Party and its counsel regarding such filings, motions, applications, correspondence and other documents;

(c)	promptly notifying the other Party of any communication the Party defending a Tax Matter receives from any Governmental Authority regarding such Tax Matter and providing the other Party with copies of all correspondence, filings or communications between such Party defending the claim, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in each case to the extent relating to any such Tax Matter;

(d)	keeping the other Party and its counsel advised on a prompt and ongoing basis of the status of such Tax Matter and any material changes or developments with respect thereto and promptly and fully responding to all requests for information, questions and comments of the other Party and its counsel from time to time;

(e)	making available to each other in a prompt fashion such data, documents and other information as may reasonably be required for the preparation and filing of all Stub Period Returns, or for the conduct of any Tax Matter, and preserving all such data, documents and information until the expiry of the limitation period under Applicable Law with respect to the taxation years or periods covered by such Stub Period Returns, or until a Final Determination has been made in respect of such Tax Matter, as the case may be; and

(f)	promptly signing and delivering such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) Taxes, or an exemption from (or an extension in respect of) an obligation to file Tax Returns.

7.11        Pre-Closing Reorganization.

(a)	On the date hereof, the Vendor shall cause the NovaGold Subs to complete the Pre-Closing Reorganization.

(b)	Notwithstanding anything herein to the contrary, the Purchaser irrevocably waives any breach of a representation, warrant or covenant made by the Vendor only to the extent such breach is a result of the Pre-Closing Reorganization.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(c)	The Purchaser shall promptly upon the request of the Vendor (together with reasonable supporting documentation) reimburse it for all reasonable expenses (including legal and accounting professional fees) incurred by it in connection with the Pre-Closing Reorganization, up to a maximum of $10,000.

(d)	If the Closing does not occur after the Pre-Closing Reorganization has been completed (other than as a result of a termination of this Agreement by the Purchaser due to a breach of the Vendor’s representations, warranties or covenants set forth in this Agreement), the Purchaser will indemnify the Vendor and the NovaGold Subs/Amalco for all losses, costs and expenses (including reasonable professional fees and expenses) and taxes incurred by the Vendor and the NovaGold Subs/Amalco as a result of completing the Pre-Closing Reorganization.

7.12        Name Change. (a)The Vendor shall take all commercially reasonable steps to cause the name of Amalco to be changed to “Newmont Galore Creek Holdings Corporation” prior to Closing. The Purchaser covenants and agrees not to use the name “NovaGold” with respect to Amalco or any of its successors following the Closing Date.

(b)	In the event that this Agreement is terminated prior to the Closing Date, the Vendor shall take all requisite steps to change the name of Amalco from “Newmont Galore Creek Holdings Corporation” to a name of its choosing within 10 days from the date of such termination that does not include the word “Newmont”.

7.13        Milestones and Access to Information. The Purchaser shall forthwith provide the Vendor with written notice of the completion of a Pre-Feasibility Study, the completion of a Feasibility Study and the approval of the Project Sanction AFE. For so long as any of the Promissory Notes are in existence, the Purchaser shall annually, on the anniversary of the Closing Date, deliver a Project Status Report to the Vendor.

7.14        Covenant of Guarantor. The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Vendor and shall be liable for all obligations (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured), including any indemnity given hereunder, of the Purchaser to the Vendor pursuant to the terms and conditions of this Agreement, or any other agreement, certificate or other document delivered in connection herewith.

7.15        Books and Records. Within 5 business days of the Closing the Vendor shall deliver or cause to be delivered to the Purchaser all written or electronic books, records, data, information and documents (i) of the NovaGold Subs and Amalco (including the Nova Financial Records), and (ii) related to the Property or the Project that, to the knowledge of the Vendor, is in its possession. If, following Closing, the Vendor or any of its Representatives discover any such written or electronic books, records, data, information and documents within their possession or under their control that were not so delivered, then such Person shall promptly deliver such books and records to the Purchaser.

Article 8
TERMINATION

8.1          Grounds for Termination.

This Agreement may be terminated on or prior to the Closing Date:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(a)	by the mutual written agreement of the Vendor and the Purchaser;

(b)	by written notice from the Purchaser to the Vendor as permitted in Section 5.2; or

(c)	by written notice from the Vendor to the Purchaser as permitted in Section 5.4.

8.2          Effect of Termination. If this Agreement is terminated:

(a)	by the Vendor or by the Purchaser under Section 8.1, subject to Section 8.2(b), all further obligations of the Parties under this Agreement shall terminate, except for the obligations under Sections 7.2, 7.3, 9.1 and 9.2, which shall survive such termination; or

(b)	by a Party under Section 8.1(b) or 8.1(c) and the right to terminate arose because of a breach of this Agreement by the other Party (including a breach by the other Party resulting in a condition in favour of the terminating Party failing to be satisfied), then, the other Party shall remain fully liable for any and all Damages sustained or incurred by the terminating Party directly or indirectly as a result thereof.

Article 9
GENERAL

9.1          Expenses. Except as otherwise expressly provided herein, each Party shall be responsible for all costs and expenses (including any Taxes imposed on such expenses) incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement (including the fees and disbursements of legal counsel, bankers, investment bankers, accountants, brokers and other advisers).

9.2          Public Announcements. The Parties hereto may each publicly announce the transactions contemplated hereby following the execution and delivery of this Agreement, provided that the text and timing of each disclosing Party’s announcement must be approved by the other parties in advance, acting reasonably. No Party shall issue any press release or otherwise make public announcements with respect to this Agreement without the consent of the other Parties (which consent shall not be unreasonably withheld or delayed); provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under Applicable Laws or stock exchange rules, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Parties and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

9.3          Notices.

(1)           Mode of Giving Notice. Any notice, direction, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (a) delivered personally, (b) sent by prepaid courier service or mail, or (c) sent by fax, e-mail (return receipt requested) or other similar means of electronic communication, in each case to the applicable address set out below:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(a)	if to the Vendor, to:

NovaGold Resources Inc.
789 West Pender Street, Suite 720
Vancouver, BC V6C 1H2

Attention:	Gregory A. Lang, President
Email:	[***Contact information redacted]

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver, BC V7X 1L3

Attention:	[***Contact information redacted]
Email:	[***Contact information redacted]

(b)	if to the Purchaser or Guarantor, to:

Newmont Mining Corporation
6363 South Fiddler’s Green Circle, Suite 800
Greenwood Village, Colorado
80111

Attention:	Blake Rhodes and Steve Gottesfeld
Email:	[***Contact information redacted]

with a copy (which shall not constitute notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Attention:	[***Contact information redacted]
Email:	[***Contact information redacted]

(2)           Deemed Delivery of Notice. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing, e-mailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed, e-mailed or sent before 4:30 p.m. (Mountain Time) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

9.4          Time of Essence. Time shall be of the essence of this Agreement in all respects.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

9.5          Further Assurances. Each Party shall from time to time promptly execute and deliver or cause to be executed and delivered all such further documents and instruments and shall do or cause to be done all such further acts and things in connection with this Agreement that the other Party may reasonably require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof.

9.6          Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including that term sheet between the Parties dated [***Date redacted], as amended on [***Date redacted]. There are no conditions, representations, warranties, obligations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as explicitly set out in this Agreement.

9.7          Amendment. No amendment of this Agreement shall be effective unless made in writing and signed by the Parties.

9.8          Waiver. A waiver of any default, breach or non-compliance under this Agreement shall not be effective unless in writing and signed by the Party to be bound by the waiver, and then only in the specific instance and for the specific purpose for which it has been given. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

9.9          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.10        Remedies Cumulative. The rights, remedies, powers and privileges herein provided to a Party are cumulative and in addition to and not exclusive of or in substitution for any rights, remedies, powers and privileges otherwise available to that Party.

9.11        Attornment. Each Party agrees (a) that any Legal Proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the City of Vancouver in the Province of British Columbia, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such British Columbia court; (b) that it irrevocably waives any right to, and shall not, oppose any such Legal Proceeding in the City of Vancouver in the Province of British Columbia on any jurisdictional basis, including forum non conveniens; and (c) not to oppose the enforcement against it in any other jurisdiction of any Order duly obtained from a British Columbia court as contemplated by this Section 9.11.

9.12        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province and this Agreement shall be treated, in all respects, as a British Columbia contract.

9.13        Successors and Assigns; Assignment.

(a)	This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(b)	Neither Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement or any Promissory Note without the prior written consent of the other Party.

(c)	Notwithstanding the foregoing, the Purchaser may assign all of its rights and obligations under this Agreement and the Promissory Notes to any Person to whom the Purchaser transfers all or substantially all of its interest in the GCP or the Project, provided that notwithstanding such assignment, the Purchaser shall continue to be responsible for all of its obligations hereunder and thereunder unless the Purchaser receives the prior written consent of the Vendor, not to be unreasonably withheld, in which case on the effective date of the transfer, the Purchaser and the Guarantor shall be irrevocably released from all of their respective obligations hereunder and thereunder. For greater certainty, it would not be unreasonable for the Vendor to withhold consent if the proposed assignee does not (a) expressly assume all of the Purchaser’s obligations hereunder and thereunder and (b) have a credit rating of at least BBB- or higher by Standard and Poor’s or Baa3 or higher by Moody’s.

(d)	Notwithstanding the foregoing, the Vendor may pledge its interest in any of the Promissory Notes to a financial institution as part of a bona fide financing transaction, provided that such assignment will not impact any of the rights or obligations or the Parties under this Agreement (including Section 6.12).

9.14        Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, and except as specifically provided for in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.15        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile, e-mail in pdf format or by other electronic transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

[Signature page follows.]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

NOVAGOLD RESOURCES INC.

By:	/s/David L. Deisley

Name:	David L. Deisley

Title:	E.V.P. & General Counsel

NEWMONT CANADA FN HOLDINGS ULC

By:	/s/Blake Rhodes

Name:	Blake Rhodes

Title:	Vice President

NEWMONT MINING CORPORATION

By:	/s/Blake Rhodes

Name:	Blakes Rhodes

Title:	Vice President, Corporate Development

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Exhibit A
Pre-Closing Reorganization

The following transactions will be implemented in the following order on the day prior to the Closing Date.

1.	In respect of the amount owing by NovaGold Canada to the Vendor in the aggregate principal amount of approximately C$355,716,741.65 (the ”Intercompany Receivable”), NovaGold Canada and the Vendor will (and will be deemed to) amend the terms of the Intercompany Receivable to add to such terms an exchange right permitting the Vendor to exchange the Intercompany Receivable for a receivable having all of the same terms of the Intercompany Receivable but that bears interest at a rate of 5% per annum (the “New Intercompany Receivable”); for greater certainty, NovaGold Canada and the Vendor intend and agree that the addition of the exchange right to the Intercompany Receivable will not constitute a novation or replacement of the Intercompany Receivable and will not otherwise result in the creation of a new receivable or indebtedness.

2.	The Vendor will (and will be deemed to) exercise the exchange right to exchange the Intercompany Receivable for the New Intercompany Receivable; for greater certainty, the New Intercompany Receivable will have a principal amount equal to the principal amount of the Intercompany Receivable; and NovaGold Canada and the Vendor intend and agree that the exchange of the Intercompany Balance for the New Intercompany Receivable will occur pursuant to section 51.1 of the ITA.

3.	The Vendor will contribute to the capital of CCR, in respect of the NG CCR Shares, all of the Vendor’s right, title and interest in, under and in respect of that certain receivable, in the aggregate principal amount of approximately C$22,167.03, that is owing by CCR to the Vendor.

4.	NovaGold Canada and CCR will amalgamate pursuant to the Business Corporations Act (British Columbia) to form Amalco, with the result that the Vendor will own all of the issued shares of Amalco, and Amalco will owe the New Intercompany Receivable to the Vendor.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Exhibit B
Milestone Promissory Note 1

PROMISSORY NOTE

Amount: USD$75,000,000	Date: July 27, 2018

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted to and promises to pay to the order of NovaGold Resources Inc. (the “Bearer”), at such address as the Bearer may specify, the principal sum of Seventy-Five Million Dollars (US$75,000,000) of lawful money of the United States of America on the earlier of: (a) the fifth business day following the date of completion of a prefeasibility study in respect of the Galore Creek copper-gold-silver project in British Columbia by or on behalf of Galore Creek Partnership; and (b) three (3) years from the date hereof. The principal sum of this promissory note shall not bear interest.

The undersigned hereby waives diligence, presentment for payment, notice of non-payment and notice of protest.

This promissory note is delivered by the undersigned pursuant to that certain share purchase agreement dated the date hereof among the undersigned, the Bearer and Newmont Mining Corporation (the “Share Purchase Agreement”) in partial satisfaction of the Purchase Price (as defined in the Share Purchase Agreement).

The undersigned may not assign its obligations hereunder, provided that the undersigned may assign all of its rights and obligations hereunder in connection with any permitted assignment of the Share Purchase Agreement, provided further that the undersigned shall continue to be responsible for all of its obligations hereunder unless, in connection with such assignment, the undersigned is also relieved of its obligations under the Share Purchase Agreement in accordance with the terms thereof. The Bearer may not assign this promissory note or any of its rights hereunder except as permitted by, and subject to the undersigned's rights under, the Share Purchase Agreement. This promissory note and every part hereof shall be binding upon the undersigned and its successors and permitted assigns and shall enure to the benefit of and be enforceable by the Bearer and any of its successors and permitted assigns.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the undersigned has executed this promissory note.

NEWMONT CANADA FN HOLDINGS ULC

Per:
Name: Blake Rhodes
Title: Vice President

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Exhibit C
Milestone Promissory Note 2

PROMISSORY NOTE

Amount: USD$25,000,000	Date: July 27, 2018

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted to and promises to pay to the order of NovaGold Resources Inc. (the “Bearer”), at such address as the Bearer may specify, the principal sum of Twenty-Five Million Dollars (US$25,000,000) of lawful money of the United States of America on the earlier of: (a) the fifth business day following the date of completion of a feasibility study in respect of the Galore Creek copper-gold-silver project in British Columbia by or on behalf of Galore Creek Partnership; and (b) five (5) years from the date hereof. The principal sum of this promissory note shall not bear interest.

The undersigned hereby waives diligence, presentment for payment, notice of non-payment and notice of protest.

This promissory note is delivered by the undersigned pursuant to that certain share purchase agreement dated the date hereof among the undersigned, the Bearer and Newmont Mining Corporation (the “Share Purchase Agreement”) in partial satisfaction of the Purchase Price (as defined in the Share Purchase Agreement).

The undersigned may not assign its obligations hereunder, provided that the undersigned may assign all of its rights and obligations hereunder in connection with any permitted assignment of the Share Purchase Agreement, provided further that the undersigned shall continue to be responsible for all of its obligations hereunder unless, in connection with such assignment, the undersigned is also relieved of its obligations under the Share Purchase Agreement in accordance with the terms thereof. The Bearer may not assign this promissory note or any of its rights hereunder except as permitted by, and subject to the undersigned's rights under, the Share Purchase Agreement. This promissory note and every part hereof shall be binding upon the undersigned and its successors and permitted assigns and shall enure to the benefit of and be enforceable by the Bearer and any of its successors and permitted assigns.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the undersigned has executed this promissory note.

NEWMONT CANADA FN HOLDINGS ULC

Per:
Name: Blake Rhodes
Title: Vice President

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Exhibit D
Milestone Promissory Note 3

PROMISSORY NOTE

Amount: USD$75,000,000	Date: July 27, 2018

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted to and promises to pay to the order of NovaGold Resources Inc. (the “Bearer”), at such address as the Bearer may specify, the principal sum of Seventy-Five Million Dollars (US$75,000,000) of lawful money of the United States of America on the earlier of the fifth business day following: (a) the date of approval of a plan to construct a mine, mill and all related infrastructure for the Galore Creek copper-gold-silver project in British Columbia (the “Project”), together with the associated budget and financing plan, that is adopted by Galore Creek Partnership (“GCP”) (or its successor) (a “Project Sanction AFE Approval”); and (b) initiation by the owner(s) of the Project of construction of a mine, mill or any related infrastructure for the Project (the “Initiation of Construction”) which, for greater certainty, does not include maintenance on existing infrastructure or infrastructure related to work in support of a prefeasibility study or feasibility study in respect of the Project completed by or on behalf of GCP. For greater certainty, the undersigned shall have no obligation to make any payment until the occurrence of either a Project Sanction AFE Approval or the Initiation of Construction. The principal sum of this promissory note shall not bear interest.

The undersigned hereby waives diligence, presentment for payment, notice of non-payment and notice of protest.

This promissory note is delivered by the undersigned pursuant to that certain share purchase agreement dated the date hereof among the undersigned, the Bearer and Newmont Mining Corporation (the “Share Purchase Agreement”) in partial satisfaction of the Purchase Price (as defined in the Share Purchase Agreement).

The undersigned may not assign its obligations hereunder, provided that the undersigned may assign all of its rights and obligations hereunder in connection with any permitted assignment of the Share Purchase Agreement, provided further that the undersigned shall continue to be responsible for all of its obligations hereunder unless, in connection with such assignment, the undersigned is also relieved of its obligations under the Share Purchase Agreement in accordance with the terms thereof. The Bearer may not assign this promissory note or any of its rights hereunder except as permitted by, and subject to the undersigned's rights under, the Share Purchase Agreement. This promissory note and every part hereof shall be binding upon the undersigned and its successors and permitted assigns and shall enure to the benefit of and be enforceable by the Bearer and any of its successors and permitted assigns.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the undersigned has executed this promissory note.

NEWMONT CANADA FN HOLDINGS ULC

Per:
Name: Blake Rhodes
Title: Vice President